Exhibit 10.3

AGREEMENT OF PURCHASE AND SALE

by and between

BREOF BNK3A ROYAL RIDGE LP, a

Delaware limited partnership,

as Seller,

and

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a

Delaware limited partnership,

as Buyer

i

ARTICLE 10	POSSESSION, PRORATIONS AND CLOSING COSTS	21

10.1	Possession	21

10.2	Prorations	21

10.3	Closing Costs	23

ARTICLE 11	CLOSING	24

11.1	Time and Place	24

11.2	Seller’s Deliveries	24

11.3	Buyer’s Deliveries	26

11.4	Concurrent Deliveries	26

11.5	Concurrent Transactions	26

11.6	Type of Closing	27

11.7	Title Insurance	27

ARTICLE 12	DEFAULT	27

12.1	Buyer Default	27

12.2	Seller Default	28

ARTICLE 13	BROKERAGE	29

13.1	Brokerage	30

ARTICLE 14	NOTICES	30

14.1	Notices	31

ARTICLE 15	ADDITIONAL COVENANTS	31

15.1	Entire Agreement, Amendments and Waivers	31

15.2	Further Assurances	31

15.3	Successors and Assigns	31

15.4	No Third Party Benefits	31

15.5	Interpretation	31

15.6	Governing Law	32

15.7	Attorneys’ Fees	32

15.8	Assignment	32

ARTICLE 16	CONFIDENTIALITY	32

16.1	Confidentiality	32

ARTICLE 17	EXCHANGE PROVISIONS	33

17.1	Tax Free Exchange	33

ii

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	-	Legal Description of Land
EXHIBIT B	-	Excluded Items of Tangible Personal Property
EXHIBIT C	-	List of Contracts
EXHIBIT D	-	List of Violations
EXHIBIT E	-	List of Litigation
EXHIBIT F	-	List of Leases
EXHIBIT G	-	Assignment and Assumption of Contracts
EXHIBIT H	-	Assignment and Assumption of Licenses and Permits and Warranties
EXHIBIT I	-	Bill of Sale
EXHIBIT J	-	Assignment and Assumption of Leases
EXHIBIT K	-	Confidentiality Agreement
EXHIBIT L	-	Letter to Buyer’s Auditor

iii

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE is made and entered into as of August 5, 2010, by and between BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), and WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).

R E C I T A L S:

A.        Seller is the owner of the Land and the Building (as such terms are hereinafter defined) commonly known as 3929 W. John Carpenter Freeway, Irving, Texas 75063.

B.        Seller has certain right, title and interest in and to the Personal Property, the Contracts, the Licenses and Permits, and the Warranties (as such terms are hereinafter defined).

C.        Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s right, title and interest in and to the Land and the Improvements and the balance of the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

DEFINITIONS

1.1        Definitions.     When used herein, the following terms shall have the respective meanings set forth opposite each such term:

    (a)        Agreement.   This Agreement of Purchase and Sale, including the Recitals set forth above and the Exhibits attached hereto which are by this reference incorporated herein and made a part hereof.

    (b)        Building.   That certain building located at the Land commonly known as 3929 W. John Carpenter Freeway, Irving, Texas 75063.

    (c)        Buyer’s Indemnity.   As defined in Section 5.2.

    (d)        Buyer’s Representatives.   As defined in Section 5.2.

    (e)        Closing. The closing of the sale and purchase transaction contemplated by this Agreement, as described in Article 11 of this Agreement.

    (f)        Closing Date.   The thirtieth (30th) day following the Due Diligence Approval Date (or such other date as mutually agreed upon by the parties, at their discretion); provided, however, that (i) Seller shall have the right (in its sole discretion), to be exercised by written notice thereof to Buyer on or before such initially-scheduled Closing Date, to extend said initially-scheduled Closing Date to a date certain set forth in said written notice which is not later than thirty (30) days after the aforesaid initially-scheduled Closing Date in order to attempt to satisfy the Estoppel Threshold (as defined in Section 4.3 below) and/or to coordinate the payoff of its existing debt encumbering the Property; and (ii) Buyer shall have the right (in its sole discretion) to be exercised by written notice thereof to Seller given on or before at least two (2) business days prior to such initially-scheduled Closing Date and by deposit with Escrowee of the Extension Deposit (as defined in the definition of “Earnest Money Deposit” below), to extend said initially scheduled Closing Date to a date certain set forth in said written notice which is not later than thirty (30) days after the aforesaid initially scheduled Closing Date.

    (g)       Contingency Period. The period beginning on the Contract Date (defined below) and ending at 5:00 p.m., Central Time, on the thirtieth (30th) day following said Contract Date.

    (h)       Contract Date.   The date of mutual execution and delivery of an original, fully executed counterpart of this Agreement, which date shall be set forth in the introductory paragraph of this Agreement.

    (i)        Contracts. All maintenance, service, security, supply, promotional, utility service, equipment leases (for personal property not owned by Seller but used in connection with the Property) and other contracts and agreements to which Seller is a party relating to any component of the Property, specifically excluding, however, the Leases and provided that to the extent Buyer requests in writing that Seller terminate any of the Contracts and to the extent such Contracts can be terminated by their terms without penalty or any other termination payment, Seller will send notice of termination for such Contracts on the Closing Date following the Closing hereunder.

    (j)        Deed. The special warranty deed to be delivered by Seller to Buyer at the Closing conveying fee simple title to the Land and the Improvements to Buyer, subject only to the Permitted Title Exceptions.

    (k)       Due Diligence Approval Date.   The last day of the Contingency Period

    (l)        Due Diligence Materials. All documents and materials relating to the Property contained on that certain website for the Property to which Buyer will hereafter have access, and/or otherwise contained on a CD ROM disk delivered by Seller or its agent to Buyer, together with those other documents and materials which Seller has delivered or made, or will deliver or make, available to Buyer for review (including, without limitation, to the extent in Seller’s possession, income statements and financial information requested by Buyer but without any further obligation for Seller to prepare or compile any such financial statements). Except as expressly provided in Article 6 hereof, or in any document executed by Seller and delivered to Buyer at the Closing, Seller makes no warranties or representations concerning the information contained on the aforesaid website or in the documents or materials delivered or made available to Buyer for review.

    (m)        Earnest Money Deposit.  The sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Initial Earnest Money”), which shall be deposited by Buyer with Escrowee, as escrowee, pursuant to Section 3.1 below. If the Closing Date is extended by Buyer as provided in Section 1.1(f)(ii) above, an additional extension deposit of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Extension Deposit”) shall be deposited by Buyer with Escrowee, as escrowee, pursuant to Section 3.1 below. The “Earnest Money Deposit” means the then current amount of earnest money required to then be on deposit with Escrowee, whether only the Initial Earnest Money Deposit or both the Initial Earnest Money Deposit and the Extension Deposit, as applicable. The Earnest Money Deposit shall be held, in an interest bearing money market account as contemplated in Section 3.1 below, as earnest money pursuant to the terms of this Agreement.

    (n)        Environmental Laws.  All current and future federal, state and local statutes, regulations, ordinances, judgments, decrees and rules relating to (i) the emission, discharge, release or threatened release of a Hazardous Material into the air, surface water, groundwater or land; (ii) the manufacturing, processing, use, generation, treatment, storage, disposal, transportation, handling, removal, remediation or investigation of a Hazardous Material; or (iii) the protection of human health, safety or the indoor or outdoor environment, including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act, all amendments thereto, all regulations promulgated thereunder, and their state or local statutory and regulatory counterparts.

    (o)        Escrowee.    Chicago Title Insurance Company (through its national office located at 711 Third Avenue, New York, New York 10017).

    (p)        Hazardous Material. Any solid, liquid or gaseous substance, chemical, compound, product, byproduct, waste or material that is or becomes regulated, defined or designated by any applicable federal, state or local governmental authority or by any Environmental Law as hazardous, extremely hazardous, imminently hazardous, dangerous or toxic, or as a pollutant or contaminant, and shall include, without limitation, asbestos, asbestos-containing material, polychlorinated biphenyls, and oil, petroleum, petroleum products and petroleum byproducts.

    (q)        Improvements. The Building, together with Seller’s interest in any and all other improvements located on the Land, but excluding any utility or other facilities owned by parties who have been granted easement and other occupancy rights pursuant to any of the Permitted Title Exceptions.

    (r)        Inspections.  As defined in Section 5.2.

    (s)        Intangible Personal Property.   Any and all intangible personal property of every kind and character owned by Seller and used in connection with the operation of the Real Property.

    (t)        Land.   The land legally described on Exhibit A attached hereto and incorporated herein by this reference.

    (u)        Leases.   All leases, subleases, licenses and other forms of agreement granting any party the right to use or occupancy of any portion of the Land and/or Improvements, and all renewals, modifications, amendments, guarantees, and other agreements affecting the same.

    (v)        Legal Requirements.  All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

    (w)       Licenses and Permits.     All licenses, permits, franchises, certifications, authorizations, approvals, certificates of occupancy and entitlements issued, approved or granted by any governmental authority or body having jurisdiction over the Property and used in connection with the operation, ownership or maintenance of the Property or any part thereof.

    (x)        Monetary Liens.  As defined in Section 4.1.

    (y)        Permitted Title Exceptions.   Those exceptions to title to the Property and other matters (i) disclosed or referenced in the Title Commitment (other than Monetary Liens [defined above]) to the extent approved or deemed approved by Buyer pursuant to Article 4 hereof, (ii) disclosed or referenced in the Survey or any Updated Survey [defined below] (or which would be disclosed in any Updated Survey had Buyer so obtained same), to the extent approved or deemed approved by Buyer pursuant to Article 4 hereof, and (iii) all matters arising out of the acts or omissions of Buyer and those parties claiming by, through or under Buyer or acting on behalf of Buyer.

    (z)        Personal Property. Collectively, the Tangible Personal Property and the Intangible Personal Property.

    (aa)      Phase I Study.  As defined in Section 5.2.

    (bb)      Property.      Collectively, the Real Property, the Personal Property, the Contracts, the Licenses and Permits, and the Warranties.

    (cc)      Purchase Price. Eighteen Million Three Hundred Thousand and No/100 Dollars ($18,300,000.00), plus or minus prorations as described in this Agreement.

    (dd)      Real Property.   The Land and the Building, together with any and all right, title and interest of Seller in and to all other Improvements at the Land and all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air-conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, water and other utilities servicing the Land and Improvements (including all replacements or additions thereto between the Contract Date and the Closing Date); any and all assignable right, title and interest of Seller in and to all privileges, rights, options, easements, hereditaments and appurtenances thereto belonging; and any and all assignable right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after any vacation thereof).

    (ee)      Seller Indemnified Parties.  As defined in Section 5.2.

    (ff)       Structural Report.  As defined in Section 5.2.

    (gg)      Survey. That certain ALTA/ACSM Land Title Survey Bock & Clark Project No. 200900054-002 dated February 3, 2009 (and containing a last revised date of February 1, 2010), prepared by Bock & Clark Corporation.

    (hh)      Tangible Personal Property.     All machinery, supplies, equipment, fixtures, furnishings and other tangible personal property of every kind and character owned by Seller and situated in or upon the Real Property or any part thereof, and all replacements, additions or accessories thereto between the Contract Date and the Closing Date, but specifically excluding those items designated on Exhibit B attached hereto.

    (ii)        Tenant Inducement Costs. All payments, costs and expenses required to be paid or provided by Seller, as landlord, pursuant to a Lease including, without limitation, tenant improvement costs, lease buyout costs, brokerage commissions, reimbursement of tenant moving expenses and other out-of-pocket costs.

    (jj)        Title Commitment. That certain Commitment for Title Insurance to be issued by Chicago Title Insurance Company in accordance with Section 4.1 hereof.

    (kk)      Title Company. Chicago Title Insurance Company, at the same address as for Escrowee.

    (ll)        Title Policy.  A basic form of ALTA (or the closest equivalent in the State where the Real Property is located) Owner’s Title Insurance Policy covering the Land and Improvements, issued by the Title Company pursuant to the Title Commitment, including all standard and general exceptions and exclusions raised in such form of owner’s policy.

    (mm)     Warranties.   All guarantees and warranties of contractors, materialmen, manufacturers, mechanics or suppliers who have been engaged by Seller or its predecessor in interest or any of its agents to furnish labor, materials, equipment or supplies to all or any portion of the Property.

ARTICLE 2

PURCHASE AND SALE

2.1        Purchase and Sale. Subject to the conditions and on the terms contained in this Agreement:

    (a)        Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Buyer (i) the Land and Building by the Deed, and (ii) any and all of Seller’s right, title and interest in the balance of the Real Property.

    (b)        Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, convey and transfer to Buyer, Seller’s interest, as landlord, in, to and under the JPMorgan Lease (as defined in Section 4.3 below), and any and all of Seller’s right, title and interest in and to the following items: (i) the Contracts, (ii) the Licenses and Permits, and (iii) the Warranties, but in each instance without any obligation of Seller to pay any fee to, or to obtain any further consent from, any third party. Notwithstanding the above, to the extent Buyer requests in writing that Seller terminate any of the Contracts and to the extent such Contracts can be terminated by their terms without penalty or any other termination payment, Seller will send notice of termination for such Contracts on the Closing Date following the Closing hereunder.

    (c)        Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, convey, assign and transfer to Buyer, all of Seller’s right, title and interest in and to the Personal Property, by good and sufficient quit-claim bill of sale, specifically excluding any warranties of quality, merchantability or fitness for a particular purpose.

ARTICLE 3

DEPOSIT AND PURCHASE PRICE

3.1        Earnest Money Deposit in Escrow. Within one (1) business day following Buyer’s execution and delivery of this Agreement, (i) the parties shall establish a strict joint order escrow with Escrowee, and (ii) Buyer shall cause the Initial Earnest Money to be deposited with Escrowee in such joint order escrow (and if Buyer fails to so timely deposit such Initial Earnest Money then, without limitation of other remedies available to Seller on account of such default, Seller shall have the right to immediately terminate this Agreement and all further rights and obligations hereunder (other than those which, pursuant to the terms of this Agreement, expressly survive any termination of this Agreement), by written notice thereof to Buyer). If Buyer elects to extend the Closing Date as provided in Section 1.1(f)(ii) hereof, then, as a condition to such extension, Buyer shall cause the Extension Deposit to be deposited with Escrowee, in such escrow account no later than two (2) business days prior to the initially-scheduled Closing Date hereunder (and if Buyer fails to so timely deposit such Extension Deposit then Buyer shall be deemed to have failed to validly exercise its right to extend the Closing Date hereunder). From and after the expiration of the Contingency Period, the Earnest Money Deposit shall be deemed earned by Seller and shall be non-refundable to Buyer except as otherwise expressly provided herein. The Earnest Money Deposit (and interest thereon net of any investment charges) shall be applied against the Purchase Price at Closing, as more specifically provided in Section 3.2 below. The Earnest Money Deposit shall also secure Buyer’s obligations contained in Section 5.2; any release of the Earnest Money shall be conditioned upon Buyer paying the amounts due or having performed the obligations specified in such section. Escrowee shall be directed by the parties to invest the entire Earnest Money Deposit in an interest bearing money market account, with interest thereon being applied on account of the Purchase Price at Closing, or if Closing does not occur for any reason, then such interest shall be paid to the party entitled to the Earnest Money Deposit hereunder. The parties shall direct Escrowee to disburse the Earnest Money Deposit with interest earned thereon (net of any investment charges), to the party entitled to the same as set forth in this Agreement, or as otherwise provided in Section 3.3 below. The refund of the Earnest Money Deposit, at the discretion of Seller, may be conditioned upon the execution and delivery by Buyer to Seller of an instrument in recordable form that disclaims any and all continuing right, title and interest in and to the Property.

3.2        Purchase Price and Handling of Earnest Money Deposit.   At the Closing, upon the terms and conditions set forth in this Agreement, Buyer shall pay the Purchase Price, subject to prorations and adjustments, by wire transfer of collected federal funds. The Earnest Money Deposit (and interest thereon net of any investment charges) shall be (i) paid to Seller and applied against the Purchase Price at Closing, or (ii) disbursed in accordance with the terms of this Agreement if Closing does not occur as contemplated hereby, subject to the provisions contained in Section 3.1.

3.3        Closing Escrow.   On or prior to the Closing Date, the parties shall establish a deed and money escrow with the Escrowee through which the transaction contemplated hereby shall be closed. Upon opening of said escrow, the Earnest Money Deposit (plus interest thereon net of any investment charges) shall be disbursed from the above-described strict joint order escrow with Escrowee and deposited in the deed and money escrow. The escrow instructions for the deed and money escrow shall be in the form customarily used by the Escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement. Said deed and money escrow shall be auxiliary to this Agreement and this Agreement shall not be merged into nor in any manner superseded by said deed and money escrow. The escrow costs and fees for each of the escrow accounts described in this Article 3 shall be equally divided between Buyer and Seller.

ARTICLE 4

TITLE AND SURVEY

4.1        Title.   Seller shall use good faith efforts to obtain and deliver to Buyer, within five (5) business days following the Contract Date, the Title Commitment, together with a copy of each recorded document raised as an exception therein. Buyer shall have the right to review the Title Commitment and all exceptions to title referenced in the Title Commitment and object to any matters reflected on the Title Commitment or the Survey or any Updated Survey, by delivering written notice thereof to Seller on or before three (3) business days prior to the end of the Contingency Period. Except for Monetary Liens (as hereinafter described), Seller may, but shall have no obligation to, have any exceptions to title referenced in the Title Commitment (or in any update thereto prior to Closing) and so objected to by Buyer or any exceptions to the Survey or any Updated Survey so objected to by Buyer, removed from the Title Commitment or the Survey or Updated Survey (as the case may be) or insured or endorsed over by the Title Company. Notwithstanding the foregoing, any delinquent real property taxes, deeds of trust, mortgages and, to the extent arising out of the acts of Seller, mechanic’s liens (specifically excluding liens created by, through or under tenants or securing the rights of other parties under the Contracts) (collectively, “Monetary Liens”), disclosed on any Title Commitment shall be automatically deemed unpermitted exceptions, and Seller shall cause all such Monetary Liens disclosed in the Title Commitment to be removed therefrom or insured or endorsed over by the Title Company on or before the Closing Date. If Seller fails to cause the Title Company to have all exceptions to the Title Commitment or the Survey or any Updated Survey so objected to by Buyer removed (or committed to be removed by the Title Company) from the Title Commitment or removed from the Survey or Updated Survey (as the case may be) or committed to be insured or endorsed over by the Title Company, on or before the Due Diligence Approval Date, Buyer may elect, by written notice delivered to Seller on or before the Due Diligence Approval Date, as its sole and exclusive recourse, to either (i) terminate this Agreement, in which event the Earnest Money Deposit and any interest thereon, shall be forthwith returned to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, all obligations of the parties hereunder shall terminate (other than those matters which expressly survive the early termination of this Agreement), and this Agreement shall otherwise have no further force and effect, or (ii) accept title to the Property subject to all such exceptions which the Title Company has not so removed (or committed to be removed) or committed to insure or endorse over or which were not so removed from the Survey or Updated Survey (as the case may be), all of which shall thereafter be deemed “Permitted Title Exceptions,” hereunder; provided, however, that with respect to any Monetary Liens disclosed on the Title Commitment, Seller shall not be obligated to have the Title Company remove (or commit to remove) or commit to insure or endorse over same prior to the Due Diligence Approval Date and, instead, Seller shall simply be required to have same removed, or insured or endorsed over, by the Title Company on or prior to the Closing Date. Buyer’s failure to make either election on or before the Due Diligence Approval Date shall be deemed an election under clause (ii) above. On the Closing Date, subject to the provisions of Section 11.7 below, Seller shall cause the Title Company to issue the Title Policy (or “marked-up” title commitment unconditionally committing the Title Company to issue such Title Policy) to Buyer, pursuant to and in accordance with the Title Commitment, insuring Buyer’s fee simple title in the Land and Building thereon as of the Closing Date in the amount of the Purchase Price, subject only to the Permitted Title Exceptions and such other exceptions as Buyer may approve (or be deemed to have approved) pursuant to this Agreement. Buyer shall have the right, at any time prior to Closing, to cause the Title Company to issue such endorsements (“Buyer Endorsements”) to the Title Policy as Buyer shall deem necessary (including, without limitation “extended coverage”), at Buyer’s sole cost and expense and without obligation on the part of Seller to obtain such Buyer Endorsements; provided that Seller shall make good faith efforts to assist Buyer in obtaining such Buyer Endorsements, provided, further, however, that (i) Seller shall have no obligation to obtain such Buyer Endorsements, to incur any additional costs in connection with procuring such Buyer Endorsements or to obtain any consents, approvals or estoppel certificates from third parties in connection with procuring such Buyer Endorsements, and (ii) Buyer’s ability or inability to obtain such Buyer Endorsements shall not constitute a condition precedent to Buyer’s obligations under this

Agreement. For purposes of this Agreement, an exception referenced in the Title Commitment (or any update thereto) objected to by Buyer or otherwise constituting an unpermitted exception hereunder, or a Survey or Updated Survey matter objected to by Buyer, shall be considered to be “insured or endorsed over” only if the same is effected by the issuance of title insurance or a commitment for title insurance eliminating or insuring against the effect of the title or survey matter (subject, in the case of any endorsement insuring over such matter, to Buyer’s reasonable prior approval of the form and content of such endorsement).

4.2        Survey.   Buyer and Seller agree that (i) within five (5) business days following the Contract Date, Seller shall deliver the Survey to Buyer, (ii) prior to the Closing Date, Buyer may obtain, at its expense (except to the extent same is Seller’s expense under Section 10.3 below), a new or an updated survey of the Land (in any such case, an “Updated Survey”), (iii) all matters disclosed on the Survey and any Updated Survey (or which would be disclosed on any Updated Survey) not objected to by Buyer on or before three (3) business days prior to the end of the Contingency Period, as required under Section 4.1 above, shall be deemed “Permitted Title Exceptions” hereunder, (iv) Seller may, but shall have no obligation to, have any matters disclosed on the Survey or any Updated Survey (or which would be disclosed on any Updated Survey) and which are objected to by Buyer pursuant to Section 4.1 above removed from the Survey or Updated Survey or removed from or insured or endorsed over by the Title Company, and (v) if Buyer does not terminate this Agreement on or before the Due Diligence Approval Date, pursuant to Section 4.1 above, then all matters disclosed on the Survey and on any Updated Survey shall be deemed “Permitted Title Exceptions” for all purposes of this Agreement.

4.3        Tenant Estoppels.  Following the Contract Date (which may, at Seller’s election, be within a reasonable time after the Contingency Period), Seller shall deliver an estoppel letter to JPMorgan Chase Bank, National Association (“JPMorgan”) as tenant under that certain Agreement of Office Lease dated February 9, 2010 between Seller, as landlord, and JPMorgan, as tenant (as amended from time to time, the “JPMorgan Lease”), conforming with the estoppel requirements of the JPMorgan Lease (the “Required Lease Estoppel Form”). In that regard, Seller and Buyer hereby acknowledge that, as of the date hereof, JPMorgan is the sole tenant of the Building and that JPMorgan may have subtenants. Promptly after receipt from JPMorgan, Seller shall deliver such tenant’s estoppel letter to Buyer. All estoppel letters described in this Section 4.3 shall be dated not earlier than thirty (30) days prior to the Closing Date (provided, however, that if the initially-scheduled Closing Date set forth in this Agreement is extended for any reason [other than a Seller default hereunder or pursuant to Seller’s right to extend the Closing Date under Section 1.1(f) above] then any estoppel letter described in this Section 4.3 which is dated within thirty (30) days of said initially-scheduled Closing Date shall be deemed to satisfy the requirements of this Section 4.3 concerning the required date of estoppel letters, and Seller shall have no obligation to cause same to be dated-down or re-executed). Buyer’s obligation to proceed to Closing shall be conditioned upon satisfaction of the following conditions, provided that Buyer may in its sole discretion elect to waive failure by Seller to satisfy any particular condition:

    (a)        Seller shall use good faith efforts to deliver to Buyer, on or before the Closing Date, the Required Lease Estoppel Form executed by JPMorgan with respect to its Lease at the Building (with such non-material modifications or disclosures as JPMorgan shall make thereto) (the “Estoppel Threshold”). For purposes of the preceding sentence, a “non-material” modification or disclosure shall mean a modification or disclosure which is not inconsistent, in any material respect, with any of Seller’s representations or warranties contained in this Agreement (except to the extent that the subject of such inconsistency has been heretofore otherwise disclosed to Buyer in this Agreement, the Due Diligence Materials or otherwise) and does not allege a default by Seller under the JPMorgan Lease.

If, on or before the Closing Date (as same may be extended as described in Section 1.1(f) above), Seller is unable to satisfy the Estoppel Threshold, then Seller will not be in default by reason thereof, but Buyer shall, by notice given to Seller before the Closing, elect, as its sole recourse therefor, either (i) to waive said conditions and proceed with the Closing, accepting the Property subject thereto, or (ii) to terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, and the parties shall have no further liability or obligations to each other hereunder (other than those liabilities and obligations that expressly survive a termination of this Agreement). Buyer’s failure to elect either (i) or (ii) above, in writing to Seller, on or before the Closing Date (as same may be extended as aforesaid) shall be deemed an election of option (i) set forth in this Section 4.3.

ARTICLE 5

DUE DILIGENCE

5.1        Due Diligence Materials.   The parties hereby acknowledge that Seller has heretofore furnished to Buyer (or made available to Buyer), or will make available to Buyer during the Contingency Period, copies of the Due Diligence Materials, to the extent in the possession of Seller. Seller makes no representation or warranty concerning the accuracy or completeness of any of the Due Diligence Materials.

5.2        Inspection.  During the Contingency Period (but ending, in any event, as of any earlier termination of this Agreement), Seller shall permit Buyer, its officers, agents and employees (collectively, “Buyer’s Representatives”) access to, entry upon and the opportunity to examine, inspect, measure and test the Real Property (herein collectively, the “Inspections”). From and after the Due Diligence Approval Date through the Closing (or earlier termination of this Agreement), Buyer’s Representatives may perform additional Inspections in accordance with the provisions of this Agreement. Any access by Buyer’s Representatives to perform Inspections shall be subject in all respects to Seller’s and the tenants’ rights under the Leases at the Real Property. Any entry by Buyer’s Representatives upon the Real Property shall be in compliance with all permits, codes, regulations, rules, laws, statutes and other requirements of any governmental body, agency or authority having jurisdiction over the Property, as well as the requirements of any Leases, ground leases and any private covenants, restrictions and easements of record. Any invasive testing of the Real Property (including the scope thereof and the identity of the Buyer’s Representatives performing such testing) shall require Seller’s consent, which consent may be withheld in Seller’s sole discretion (it being agreed, however, that standard inspections for a customary Phase I environmental site assessment of the Property (the “Phase I Study”) and an engineer’s structural report respecting the Improvements (the “Structural Report”) shall be permitted, subject in all respects, however, to the rights of the tenants under the Leases at the Real Property to permit or consent to same or to otherwise permit or consent to any other Inspections hereunder, and subject to the other terms and conditions regarding Inspections hereunder). The costs of conducting and obtaining any such Phase I Study and the Structural Report or of otherwise performing any other Inspections shall be the responsibility of Buyer. If Buyer fails to close the transactions contemplated by this Agreement for any reason other than Seller’s default, or in any case, upon Seller’s request therefor from time to time, Buyer shall promptly deliver to Seller a copy of any written report or study relating to the Property prepared for Buyer by any third party consultant or other third party Buyer Representative; provided, however, any such reports or studies shall be delivered without any representation or warranty as to the accuracy or completeness of such report or study. Any entry upon the Land or Improvements by Buyer or Buyer’s Representatives for the purpose of conducting such Inspections shall be upon not less than twenty-four (24) hours prior notice to Seller prior to any entry upon the Land or Improvements for the purpose of conducting such Inspections, and shall be subject, in any event, to prior scheduling and coordination with Seller. At Seller’s election, a representative of Seller shall be present during any entry by Buyer or Buyer’s Representatives upon the Land or Improvements to conduct the Inspections. Buyer shall not cause or permit any mechanic’s liens, materialmen’s liens or other liens to be filed against the Property as a result of the Inspections. Buyer shall furnish Seller with evidence of commercial general liability insurance having coverage limits of at least Two Million and 00/100 US Dollars ($2,000,000), together with such other insurance as Seller may reasonably require Buyer to carry against liabilities which may arise in connection with the Inspections. All Inspections shall be performed in a manner that will not disturb the ongoing operations at the Real Property, nor cause any damage, loss, disturbance to business, cost or expense to, or claims against, Seller or the Property. Prior to Closing (or earlier termination of this Agreement), Buyer shall not approach, contact or involve itself in any discussions or negotiations with any tenant of the Real Property under any Lease or with any other occupant of the Real Property, without Seller or its representative being present thereat. Buyer shall in no event (i) request or initiate any inspections of the Property by any governmental or quasi-governmental entities or agencies, and (ii) involve itself in any discussions with governmental or quasi-governmental entities concerning the Property without Seller being present at such discussions and pre-approving (in its sole discretion) the scope and content of such discussions. Buyer shall promptly repair and restore any damage to the Property caused by the prior or any subsequent entry upon the Land or Improvements by Buyer or the other Buyer’s Representatives. Buyer shall indemnify, defend and hold harmless Seller and Seller’s officers, directors, shareholders, partners, members, managers, tenants, agents and employees (collectively, the “Seller Indemnified Parties”), from and against any and all actions, losses, costs, damages, claims, liabilities, and expenses (including litigation expenses and court costs and reasonable attorney’s fees) brought, sought or incurred by or against any of the Seller Indemnified Parties resulting from, arising out of, or in any way relating to, entry upon the Land or Improvements by Buyer or any of the other Buyer’s Representatives or otherwise in any way related to the Inspections, whether conducted prior to, as of or subsequent to the Contract Date, or any violation of the provisions of this Section 5.2. The foregoing indemnification and repair and restoration obligations (herein collectively referred to as “Buyer’s Indemnity”) shall expressly survive the Closing or any earlier termination of this Agreement.

5.3        Due Diligence Termination.   The obligation of Buyer to close the transaction contemplated hereby is subject to Buyer’s review of, approval of and satisfaction with, at its sole cost and expense, on or before the Due Diligence Approval Date, the Due Diligence Materials, the Title Commitment, the Survey, any Updated Survey, the results of the Inspections and all other matters respecting Buyer’s investigation of the Property. If Buyer, in its sole and absolute discretion, is not satisfied with any of the foregoing matters, then Buyer shall have the right to terminate this Agreement by delivery to Seller of written unconditional notice thereof delivered at any time prior to 5:00 p.m., Central Time, on the Due Diligence Approval Date, in which event the Earnest Money Deposit and all interest earned thereon (net of investment charges) shall promptly be returned to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, in which case this Agreement shall become null and void and neither party shall have any further rights and obligations hereunder (subject, however, to survival of Buyer’s Indemnity and other matters herein which expressly survive the early termination of this Agreement). Buyer’s failure to timely deliver its termination notice as provided in this Section 5.3 shall be deemed a waiver of Buyer’s contingencies described in this Section 5.3 and otherwise in this Agreement, whereupon the parties shall proceed to close the transaction contemplated by this Agreement as provided herein, and the Earnest Money Deposit shall be deemed non-refundable (except as otherwise expressly provided herein). Buyer hereby acknowledges that (i) it has heretofore had, and/or through the end of the Contingency Period it shall have, ample opportunity to review and analyze the Due Diligence Materials, the Title Commitment, the Survey, any Updated Survey, the results of the Inspections and all other matters respecting the Property, and (ii) in the event this Agreement is not otherwise terminated by Buyer prior to the end of the Contingency Period, as permitted under this Section 5.3 or under Article 4 above, then any future Inspections Buyer may conduct following the Contingency Period are solely being permitted as an accommodation to Buyer and the results of same shall in no event be deemed to grant Buyer any further contingency under this Agreement or serve as the basis for any right of Buyer to terminate this Agreement.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1        Representation and Warranties of Seller. To induce Buyer to execute, deliver and perform this Agreement, Seller hereby represents and warrants to Buyer the following on and as of the Contract Date:

    (a)        Authority.     Seller is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware. Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms.

    (b)        Contracts.    Attached as Exhibit C to this Agreement and incorporated herein by this reference is a true, correct and complete schedule in all material respects of all currently existing Contracts of which Seller has knowledge. Except as may be disclosed in the Due Diligence Materials or other documents delivered or made available to Buyer, Seller has not received any currently effective notice in writing of any uncured material breach or default under any of the Contracts, the existence of which would have a material adverse effect on the operation or value of the Property.

    (c)        Licenses and Permits and Warranties.  Seller has heretofore delivered to Buyer (or made available to Buyer as part of the Due Diligence Materials) all currently existing Licenses and Permits and Warranties which are currently in Seller’s possession. Except as disclosed in the Due Diligence Materials, Seller has not received any currently effective notice in writing of any uncured material breach or default under any of the Licenses and Permits or the Warranties, the existence of which would have a material adverse effect on the operation or value of the Property.

    (d)        Violations of Laws.   Except as disclosed in Exhibit D, Seller has not received any currently effective notice in writing from any applicable governmental authority of any violation of any Legal Requirements pertaining to the Property which has not been entirely corrected.

    (e)        Litigation.      Except as set forth on Exhibit E to this Agreement and incorporated herein by this reference, to Seller’s knowledge there is no pending litigation or other proceeding against Seller related to the Property (including without limitation any condemnation action), other than claims which are fully covered by insurance.

    (f)        Condemnation.     Except as may be set forth in the Due Diligence Materials, Seller has not received any written notice from any governmental or quasi-governmental authority regarding an existing or pending condemnation of any part of the Real Property.

    (g)        No Conflict or Violation. Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any provision of the organizational documents of Seller, or (b) violate any order, judgment, injunction, award or decree of any court or arbitration body, by or to which Seller or the Property are or may be bound or subject.

    (h)        Bankruptcy.    No voluntary, and to Seller’s knowledge no involuntary, attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other insolvency related proceedings are pending against Seller.

    (i)        FIRPTA Representation.   Seller is not a “foreign person” within the meaning of Section 1445 of the Code (as defined below).

    (j)        Leases.    Attached as Exhibit F to this Agreement is a true, correct and complete list of all currently existing Leases at the Property to which Seller is a party.

    (k)        Representative.  Michael Speer is the person employed by an affiliate of Seller who is responsible, on behalf of the Seller, for the asset management of the Real Property.

6.2        Limitations.   Seller’s liability for breaches of the representations and warranties contained in this Agreement and for other matters shall be limited as follows:

    (a)        Generally.     All representations and warranties of Seller set forth in Section 6.1 above, as well as Buyer’s right to enforce its remedies hereunder for any breach of the same, shall survive the Closing for twelve (12) months (i.e., meaning that Buyer must give notice in writing to Seller of such claim, in reasonable detail, prior to the expiration of said 12-month period and commence a claim therefor in a court of competent jurisdiction within sixty (60) days thereafter). In the event that Buyer has knowledge, through its due diligence investigations or otherwise, that any of the representations or warranties made by Seller under this Agreement were not true or correct when made or that Seller has breached a covenant hereunder, and if Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation and warranty or covenant breach (as applicable) and shall have no further claim against Seller with respect thereto. Further, Buyer shall have no recourse against Seller to enforce or seek damages (i.e., in each case, whether under Section 12.2 below or otherwise) for any breach of representations and warranties unless the total damage resulting from such breaches, in the aggregate, exceeds Fifty Thousand and 00/100 US Dollars ($50,000.00) (provided that once such threshold amount has been reached, Buyer shall be entitled to recourse against Seller for the dollar value of all aggregate claims), subject in any event to the other terms, conditions and limitations set forth in this Agreement.

    (b)        Seller’s Knowledge.  As used herein, the phrase “to Seller’s knowledge” and words of similar import shall mean the actual knowledge as of the date when the subject representation and warranty making reference to such phrase is being made hereunder, of Michael Speer, being a Vice President of BREOF BNK3A GP LLC, a Delaware limited liability company, which entity is the sole general partner of Seller.

    (c)        Buyer’s Knowledge.    For purposes hereof, Buyer’s “knowledge” or “actual knowledge” shall be deemed to be the actual knowledge of Peter A. Mitchell, being an officer of Buyer or its affiliate, after inquiry of those employees and consultants of Buyer that have conducted the due diligence investigation on behalf of Buyer, provided that such individual shall also be deemed to have actual knowledge of all matters disclosed by the Due Diligence Materials and any other documentation of Seller which was delivered to, or make available for review by, Buyer, and of all matters disclosed by any of Buyer’s Inspections conducted by Buyer or Buyer’s Representatives pursuant to this Agreement.

    (d)        Aggregate Liability. Except for Seller’s obligations under Article 13 and Seller’s reproration obligations under Article 10 and without limiting Buyer’s specific performance remedy under Section 12.2, Seller’s aggregate liability to Buyer under this Agreement and under any of the other provisions contained in the documents being delivered pursuant to Section 11.2 hereof shall in no event exceed Seven Hundred Fifty Thousand and 00/100 US Dollars ($750,000.00).

    (e)        No Liability for Consequential or Punitive Damages.  Seller shall in no event be liable to Buyer under this Agreement and under any of the documents being delivered pursuant to Section 11.2 hereof for consequential, special or punitive damages.

    (f)        Joinder.    BREOF BNK3 LP, an affiliate of Seller, has joined in the execution of this Agreement for the purpose of evidencing its agreement to be bound by the provisions of this Section 6.2, all as otherwise set forth in the “Seller Joinder” attached to this Agreement.

6.3        Representations and Warranties of Buyer. To induce Seller to execute, deliver and perform this Agreement, Buyer hereby represents and warrants to Seller the following on and as of the Contract Date:

    (a)        Authority.      Buyer is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware. Buyer has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Buyer pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Buyer are and shall be duly authorized to sign the same on Buyer’s behalf and to bind Buyer thereto. This Agreement and all documents to be executed pursuant hereto by Buyer are and shall be binding upon and enforceable against Buyer in accordance with their respective terms.

    (b)        No Conflict or Violation.  Neither the execution, delivery or performance by Buyer of this Agreement, nor the consummation of the transaction contemplated hereby will: (a) violate or conflict with any provision of Buyer’s organizational documents; or (b) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any other body, by or to which Buyer is or may be bound or subject.

    (c)        Approvals.  No approval or consent of any governmental, administrative or regulatory body or any other person or entity is required for the execution, delivery or performance by Buyer of this Agreement, or any related documents or instruments, to which Buyer is a party. Without limitation of the foregoing, Buyer represents that it has all corporate or other entity-level approvals necessary to execute and deliver and perform this Agreement as of the date hereof, and to be responsible for all obligations and liabilities set forth herein.

    (d)        Bankruptcy.  No voluntary, and to Buyer’s knowledge no involuntary, attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other insolvency-related proceedings are pending against Buyer.

All representations and warranties of Buyer set forth in this Section 6.3 as well as Seller’s right to enforce its remedies hereunder for any breach of the same, shall survive the Closing for a period of twelve (12) months (i.e., meaning that Seller must give notice in writing to Buyer of such claim, in reasonable detail, prior to the expiration of said 12-month period and commence a claim therefor in a court of competent jurisdiction within sixty (60) days thereafter).

6.4        AS-IS.   EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.1 ABOVE AND IN SECTION 13.1 BELOW AND IN ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER AT CLOSING, AND EXCEPT FOR THE WARRANTY OF TITLE IN THE DEED TO BE DELIVERED AT CLOSING, BUYER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER OR ANY AGENT OR EMPLOYEE THEREOF REGARDING THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ITS PHYSICAL CONDITION, ITS SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS COMPLIANCE WITH LAWS [INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, OR THE ABSENCE OF HAZARDOUS SUBSTANCES THEREUPON]), AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR ANY LIMITED WARRANTIES CONTAINED IN SECTION 6.1 ABOVE AND IN SECTION 13.1 BELOW AND EXCEPT FOR THE WARRANTY OF TITLE IN THE DEED TO BE DELIVERED AT CLOSING. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.1 ABOVE AND EXCEPT FOR THE WARRANTY OF TITLE IN THE DEED TO BE DELIVERED AT CLOSING, BUYER SHALL ACCEPT THE PROPERTY IN ITS “AS IS”, “WHERE IS”, “WITH ALL FAULTS” CONDITION, AND SELLER HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR OTHER INFORMATION DELIVERED OR MADE AVAILABLE BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE DUE DILIGENCE MATERIALS).

BUYER ACKNOWLEDGES THAT IT IS A SOPHISTICATED REAL ESTATE BUYER WHO HAS HERETOFORE HAD AND/OR SHALL DURING THE CONTINGENCY PERIOD HAVE OPEN ACCESS TO, AND SUFFICIENT TIME TO REVIEW, ALL INFORMATION, DOCUMENTS, AGREEMENTS, STUDIES AND TESTS RELATING TO THE PROPERTY THAT BUYER DEEMED OR DEEMS NECESSARY TO REVIEW IN ITS SOLE DISCRETION, AND HAS OR HEREAFTER SHALL HAVE CONDUCTED A COMPLETE AND THOROUGH INSPECTION, ANALYSIS AND EVALUATION OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL TESTING. BUYER HEREBY RELEASES SELLER, ITS CONSTITUENT OWNERS, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES, FROM ANY AND ALL LIABILITY, RESPONSIBILITY, CLAIMS, DAMAGES, LOSSES AND EXPENSES ARISING OUT OF OR RELATED TO THE CONDITION OF THE PROPERTY OR ITS SUITABILITY FOR

ANY PURPOSE, EXCEPT FOR ANY LIABILITY OF SELLER EXPRESSLY SET FORTH HEREIN.

BUYER HAS UNDERTAKEN OR HEREAFTER SHALL UNDERTAKE SUCH INVESTIGATION AS BUYER DEEMED OR DEEMS NECESSARY TO MAKE BUYER FULLY AWARE OF THE CONDITION OF THE PROPERTY AS WELL AS ALL FACTS, CIRCUMSTANCES AND INFORMATION WHICH MAY AFFECT THE USE AND OPERATION OF THE PROPERTY, AND BUYER COVENANTS AND WARRANTS TO SELLER THAT BUYER HAS RELIED AND SHALL RELY, EXCEPT TO THE EXTENT OF SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 6.1 ABOVE AND IN SECTION 13.1 BELOW AND EXCEPT FOR THE WARRANTY OF TITLE IN THE DEED TO BE DELIVERED AT CLOSING, SOLELY ON BUYER’S OWN DUE DILIGENCE INVESTIGATION IN DETERMINING TO PURCHASE THE PROPERTY. THE PROVISIONS OF THIS SECTION 6.4 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT AND SHALL BE INCORPORATED INTO THE CLOSING DOCUMENTS TO BE DELIVERED AT CLOSING.

6.5        Release. Without limiting the provisions of Section 6.4 above, as a continuing obligation surviving the Closing and the transfer and conveyance of the Property hereunder, Buyer hereby acknowledges and agrees that, effective upon Closing, Buyer shall be deemed to have covenanted and agreed to release Seller and Seller’s “Releasees” (as hereinafter defined) from and against any and all loss, damage, claim, costs and expense (including, without limitation, actual attorneys’ fees, charges and costs) and any other liability whatsoever, whether foreseen or unforeseen, arising out of or relating to the physical condition of the Property or any portion thereof (including, without limitation, the environmental condition of the Property), regardless of whether such condition arose or came into existence before, on or after the Closing Date. Seller’s “Releasees” shall mean Seller, its partners, members, and their respective successors and assigns (including, without limitation, an accommodation party substituted as Seller for purposes of effecting a like-kind exchange), officers, directors, managers, agents, employees, attorneys, shareholders, and the parents, subsidiaries and affiliated companies of same. Without limiting the foregoing, from and after the execution of this Agreement, the provisions of this Section 6.5 shall continue to be effective with respect to each Seller’s Releasee irrespective of whether thereafter such Releasee assigns or has purported to assign or otherwise dispose of its interest or any portion of its interest, under this Agreement or in the Property. The provisions of this Section 6.5 shall survive the Closing and shall be incorporated into the closing documents delivered at Closing.

ARTICLE 7

SELLER’S COVENANTS

7.1        Covenants.  Seller covenants and agrees to the following:

    (a)        Title. Except as otherwise specifically contemplated in this Agreement or as may be required by Legal Requirements, and without limiting any rights tenants may have under their Leases, from and after the Contract Date to the Closing Date (or any earlier termination of this Agreement), Seller shall not further encumber title to the Property in any consensual manner.

    (b)        Contracts.       Except as otherwise specifically contemplated in this Agreement, and without limiting any rights tenants may have under their Leases, from and after the Contract Date and until Closing (or any earlier termination of this Agreement), Seller agrees not to enter into any contracts or agreements after the date hereof, to which the Buyer or the Property may be or may become subject without the express written approval of Buyer (not to be unreasonably withheld), except, however, for those entered into in the ordinary course of business or those which are cancelable on thirty (30) days’ notice or less.

    (c)        Leasing.    From and after the Contract Date and until Closing (or any earlier termination of this Agreement), Seller may not, without Buyer’s consent, enter into Leases, or any amendments, expansions, terminations and/or renewals of Leases (except for such matters as may be otherwise required under the existing terms of the Leases).

ARTICLE 8

CONDITIONS PRECEDENT

8.1        Conditions Precedent to the Obligations of Buyer.    Buyer’s obligation to acquire the Property pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing Date, of all of the following conditions precedent, each of which may be waived by Buyer in its sole discretion:

    (a)        Seller shall have performed, in all material respects, all of its covenants and obligations under this Agreement; and

    (b)        Seller shall have timely executed and delivered to Escrowee all of the items referred to in Section 11.2 hereof.

    (c)        The JPMorgan Lease shall be in full force and effect.

    (d)        All of the representations and warranties of Seller contained in Section 6.1 shall be true and correct, in all material respects, as of the Closing Date, as it may be extended by Seller pursuant to Section 1.1(f) (or, if applicable, as of any earlier date when Closing was otherwise scheduled to occur hereunder in the absence of any exercise by Buyer of its right to extend the Closing Date as contemplated under Section 1.1(f)(ii) above), in each case with the same not being “cured” by Seller such that the same are true and correct in all material respects as provided and during the same cure periods as described in Section 12.2 below.

    (e)        The “Estoppel Threshold” shall have been satisfied pursuant to the terms and conditions of Section 4.3 above.

If any of the conditions to Buyer’s obligations to acquire the Property under this Section 8.1 have not been satisfied within the time periods and in accordance with the terms set forth herein, then Buyer shall have the right, as its sole recourse, to terminate this Agreement by written notice to Seller delivered on or before the Closing Date, in which event the Earnest Money Deposit shall be returned to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly provided herein) and this Agreement shall thereafter be of no further force and effect, unless such failure of condition constitutes a default on the part of Seller under any other provision of this Agreement, in which case the terms of Section 12.2 shall also apply.

8.2        Conditions Precedent to the Obligations of Seller.    Seller’s obligation to sell, convey, assign, transfer and deliver the Property to Buyer pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing Date, of all of the following conditions precedent, each of which may be waived by Seller in its sole discretion:

    (a)        Buyer shall have performed, in all material respects, all of its covenants and obligations under this Agreement;

    (b)        Buyer shall have tendered the Purchase Price to Escrowee pursuant to the provisions of this Agreement; and

    (c)        Buyer shall have timely executed and delivered to Escrowee all of the items referred to in Section 11.3 hereof.

If any of the conditions to Seller’s obligations to sell the Property under this Section 8.2 have not been satisfied within the time periods and in accordance with the terms set forth herein, then Seller shall have the right, as its sole recourse, to terminate this Agreement by written notice to Buyer, in which event the Earnest Money Deposit shall be paid to Seller, all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly set forth herein) and this Agreement shall thereafter be of no further force and effect, unless such failure of condition constitutes a default on the part of Buyer under any other provision of this Agreement, in which case the terms of Section 12.1 shall also apply.

ARTICLE 9

DESTRUCTION, DAMAGE OR CONDEMNATION

9.1        Destruction or Damage.  If, subsequent to the Contract Date and on or before the Closing Date, all or any material portion of the Real Property shall be destroyed or damaged by one or more incidents of fire or other casualty, Seller shall immediately give Buyer notice of such occurrence, and Buyer shall on or before the earlier to occur of (i) fifteen (15) days after receipt of such notice and (ii) the then scheduled Closing Date (provided Buyer shall have had not fewer than three (3) business days within which to make such election, otherwise the Closing Date shall automatically be extended to the business day which will permit Buyer such minimum three (3) business day period), elect by written notice to Seller to (a) terminate this Agreement, in which event the Earnest Money Deposit and any interest thereon net of any investment charges shall be returned forthwith to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, this Agreement shall be deemed null and void and neither party shall have any further rights and obligations hereunder (other than those matters which expressly survive early termination of this Agreement); or (b) proceed to close the transaction contemplated hereby as scheduled with no adjustment to the Purchase Price (provided, however, that Buyer shall have the right to participate with Seller in the adjustment and settlement of any insurance claim relating to said damage, and, to the extent the tenant(s) under the Leases at the Real Property are not entitled to the insurance proceeds, Seller shall, at Closing, (i) assign to Buyer all of Seller’s interest in any then unpaid insurance proceeds claimed with respect to said loss or damage, and (ii) pay to Buyer all insurance proceeds theretofore paid to Seller with respect to same and not theretofore used for restoration or repair, plus any deductible amount). Buyer’s failure to give notice within the time period specified above shall be deemed to be Buyer’s election of option (b) above. For purposes of this Section 9.1, damage to the Real Property shall not be deemed to be “material” under this Section 9.1 unless either (1) the cost of restoring damage to the Real Property, as determined by an engineer reasonably acceptable to Seller and Buyer, in the aggregate, exceeds One Million Five Hundred Thousand and 00/100 US Dollars ($1,500,000.00), or (2) JPMorgan has the right to terminate the JPMorgan Lease as a result of such casualty and has not otherwise waived such right, in writing. With respect to any such damage which is not material, Buyer shall have no right to terminate this Agreement provided that closing and insurance adjustment procedures described in clause (b) above shall still apply.

9.2        Condemnation.  If, subsequent to the Contract Date and on or before the Closing Date, any proceeding which shall relate to the proposed taking of any material portion of the Real Property by condemnation or eminent domain is instituted or commenced, Buyer shall have the right and option to terminate this Agreement or to waive such condition and proceed to Closing, by giving Seller written notice of such election on or before the earlier to occur of (i) fifteen (15) days after receipt of written notification of any such occurrence or occurrences and (ii) the then scheduled Closing Date (provided Buyer shall have had not fewer than three (3) business days within which to make such election, otherwise the Closing Date shall automatically be extended to the business day which will permit Buyer such minimum three (3) business day period). Failure to give such election notice within such time shall be conclusive evidence that Buyer has waived the option to terminate by reason of the occurrence or occurrences of which it has received notice. If Buyer does not elect (or is deemed to have not elected) to terminate this Agreement, the parties shall proceed to close the transaction contemplated hereby and, to the extent the tenant(s) under the Leases at the Real Property are not entitled to the condemnation proceeds, Buyer shall be at Closing (i) credited with any condemnation proceeds theretofore paid to Seller with respect to the taking (and not theretofore used for restoration or repair), and (ii) assigned all Seller’s right to any other proceeds therefrom. Seller agrees to furnish Buyer written notification with respect to any such proceedings within five (5) business days after Seller’s receipt of any such notification of such proceedings. Should Buyer elect to so terminate this Agreement, the Earnest Money Deposit plus any interest thereon net of any investment charges shall be returned forthwith to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, this Agreement shall be deemed null and void and neither party shall have any further rights and obligations hereunder (other than those matters which expressly survive early termination of this Agreement). For purposes of this Section 9.2, a taking of the Real Property shall not be deemed to be “material” under this

Section 9.2 unless either (1) the value of the portion of the Real Property taken exceeds, in the aggregate, One Million Five Hundred Thousand and 00/100 US Dollars ($1,500,000.00), or (2) JPMorgan has the right to terminate the JPMorgan Lease as a result of such taking and has not otherwise waived such right, in writing. With respect to any such taking which is not material Buyer shall have no right to terminate this Agreement provided that, to the extent the tenant(s) at the Real Property are not entitled to the condemnation proceeds, Buyer shall still be (i) credited with any condemnation proceeds paid to Seller (and not theretofore used for restoration or repair) and (ii) assigned all of Seller’s right to any other proceeds therefrom.

ARTICLE 10

POSSESSION, PRORATIONS AND CLOSING COSTS

10.1      Possession.  Sole and exclusive possession of the Property shall be delivered to Buyer on the Closing Date, subject only to the rights of tenants and other occupants under the Leases, and the parties under any Permitted Title Exceptions, and the Contracts.

10.2      Prorations.

(a)        The following will be apportioned with respect to the Property as of 12:01 a.m. (local time at the Property), on the day of Closing, as if Buyer were vested with title to the Property during the entire day upon which Closing occurs:

(i)          Current rents collected from tenants under the Leases shall be prorated for the month during which the Closing occurs (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases);

(ii)        Current bills for real estate taxes and special assessments, if any, assessed against the Property (“Taxes”) for the calendar year of Closing shall be prorated on a cash basis, as opposed to an accrual basis, as follows:

(A)        Buyer shall receive a credit for Taxes payable in calendar year 2010, attributable to the period of Seller’s ownership of the Property in calendar year 2010, as and to the extent that Seller has not yet paid the relevant bill therefor; and Seller shall receive a credit for Taxes paid by or on behalf of Seller in calendar year 2010 to the relevant taxing authority prior to Closing, for Taxes attributable to the period of Buyer’s ownership of the Property in calendar year 2010;

(B)        Subject to reconciliation as provided in subparagraph (f), below, Seller shall retain all amounts paid or payable by tenants under the Leases on account of Taxes payable during calendar year 2010 for the period prior to Closing, and Buyer shall be entitled to amounts paid by tenants under the Leases on account of Taxes payable during calendar year 2010 for the period after Closing.

Notwithstanding the foregoing provisions of this subsection (ii), to the extent it is the responsibility of the tenants under the Leases to pay the Taxes directly to the applicable taxing authorities (or directly to Seller when bills are issued), there shall be no proration between Seller and Buyer with respect thereto.

Any refund or credit attributable to Seller’s overpayment of Taxes payable in 2010 for the period prior to Closing and for previous years (collectively, the “Refund”) which is not the property of tenants under Leases is the property of Seller, and Buyer shall reasonably cooperate with Seller to obtain the Refund at Seller’s reasonable expense. Any other refund for overpayment for Taxes which is not the property of tenants under Leases for any other period belongs to Buyer.

(b)        Payments of accounts for water, sewer, electricity, telephone and all other utilities currently in the name of Seller (or its managing agent) shall be placed in the name of Buyer on the Closing Date and Seller shall arrange for final meter readings and metered services to be conducted on the Closing Date. Seller shall be responsible to pay in full all bills for such utility charges related to any period prior to the Closing Date and Buyer shall be responsible to pay all utility charges related to any period on and subsequent to the Closing Date. With respect to utilities which are not metered, charges for such service shall be prorated as of the Closing Date, based on charges for the previous billing period, and Buyer and Seller shall receive credits or charges, as appropriate, with such amounts to be reprorated promptly after the final bills are issued. Seller shall cooperate with Buyer to effect the transfer of utility accounts from Seller to Buyer. Notwithstanding the foregoing provisions of this subsection (b), to the extent that it is the responsibility of the tenants under the Leases to pay the aforesaid utilities directly to the applicable utility providers, there shall be no proration between Seller and Buyer with respect thereto and there shall be no final meter readings, and if any such utilities are in the name of any such tenants, then there shall be no change in the name such utilities are placed in.

(c)        Buyer shall be entitled to a credit against the Purchase Price for sums that are due (or accrued) and unpaid as of the Closing Date under any Contracts being assumed by Buyer which are not otherwise covered by the foregoing provisions of this Section 10.2, and Seller shall be entitled to a credit to the extent that sums have been paid under any Contract, for services to be performed or goods to be delivered after the Closing Date.

(d)        Seller shall be responsible for all Tenant Inducement Costs (if any) which are due and payable on or before the Closing Date under or related to the Leases to which Seller is a party in existence as of the Contract Date; Buyer shall be responsible for (and Seller shall have no responsibility for) all Tenant Inducement Costs, if any (i) for or related to all new Leases (i.e., including, without limitation, any amendment to an existing Lease) signed after the Contract Date; and/or (ii) which are due and payable after the Closing Date for or related to the Leases in existence as of the Contract Date.

(e)        Unpaid and delinquent rent under Leases collected by Seller and Buyer after the Closing Date will be delivered as follows: (i) if Seller collects any unpaid or delinquent rent for the Property, Seller will, within fifteen (15) business days after the receipt thereof, deliver to Buyer any such rent which Buyer is entitled to hereunder relating to the date of Closing and any period thereafter, and (ii) if Buyer collects any unpaid or delinquent rent from the Property, Buyer will, within fifteen (15) business days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Buyer agree that all rent received by Seller or Buyer will be applied first to rents that became due and payable after Closing, and second, to those which were due and payable prior to Closing, in reverse order of maturity. Buyer will make a good faith effort after Closing to collect all unpaid and delinquent rents in the usual course of Buyer’s operation of the Property, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect such unpaid or delinquent rents. In the event that there shall be any rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (e.g., such as year end operating and common area expense reimbursements and the like), then any rents or charges of such type received by Buyer or its agents or Seller or its agents subsequent to Closing will, to the extent applicable to a period extending through the Closing, be prorated between Seller and Buyer as of Closing and Seller’s portion thereof will be remitted promptly to Seller by Buyer without reduction for any costs of collection or processing.

(f)        All other expenses customarily prorated on the transfer of single-tenant leased properties in the areas where the Property is located shall be prorated on an accrual basis as of the Closing Date on the basis of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense, and the net credit to Buyer or Seller shall be paid in cash or as a credit against that portion of the Purchase Price payable on the Closing Date. Any item prorated on an estimated basis on the Closing Date shall be reprorated by the parties when and as the actual amount of such item of income or expense becomes known. Any adjustment due to reproration shall be effected promptly following final determination of the amount of such item and demand by the party to whom credit is due.

(g)        On the Closing Date, Seller shall deliver to Buyer (or give Buyer a credit for), the balance of all cash security deposits then held by or for Seller under the Leases and not theretofore applied on account of tenant defaults.

(h)        The provisions of this Section 10.2 will survive the Closing.

10.3      Closing Costs.  Seller shall be responsible for: (i) one hundred percent (100%) of all title charges and premiums attributable to the Title Commitment and the Title Policy (and “mark-up”) required to be delivered by Seller hereunder (i.e., specifically excluding any additional charges or premiums for Buyer Endorsements, but specifically including 100% of any additional charges or premiums for insuring or endorsing over unpermitted Monetary Liens); (ii) all charges for the Survey and one Updated Survey from the surveyor who prepared the Survey; and (iii) fifty percent (50%) of all closing fees and escrow fees and costs. Buyer shall be responsible for (a) all recording fees; (b) fifty percent (50%) of all closing fees and escrow fees and costs; (c) 100% of the costs of all Buyer Endorsements; and (d) 100% of all costs incurred in connection with any financing obtained by Buyer (including all charges for any lender title insurance commitments or policies and closing services performed by the Title Company) and in connection with any Inspections conducted by Buyer hereunder. Buyer and Seller shall each pay the fees and expenses of their respective legal counsel incurred in connection with the transaction contemplated hereby, subject, however, to the provisions of Section 15.7 below.

ARTICLE 11

CLOSING

11.1      Time and Place.  The closing of the transaction contemplated hereby (“Closing”) shall take place at the offices of the Title Company (or such other place as may be mutually agreed upon by the parties) on the Closing Date. The Closing shall be effected pursuant to the escrow instructions described in Section 3.3 above.

11.2      Seller’s Deliveries.  On or before the Closing Date, Seller shall deliver or cause to be delivered to Buyer or to Escrowee the following documents, each of which shall be in form and substance reasonably acceptable to Buyer:

    (a)        The Deed, executed by Seller;

    (b)        Two (2) counterpart originals of Seller’s Assignment and Assumption of Contracts substantially in the form attached as Exhibit G hereto (the “Assignment of Contracts”), executed by Seller;

    (c)        Two (2) counterpart originals of Seller’s Assignment and Assumption of the Licenses and Permits and Warranties, substantially in the form attached as Exhibit H hereto (the “Assignment of Licenses and Permits and Warranties”), executed by Seller;

    (d)        Seller’s Bill of Sale assigning and conveying the Tangible Personal Property and the Intangible Personal Property substantially in the form attached as Exhibit I hereto (“Bill of Sale”), executed by Seller;

    (e)        Two (2) counterpart originals of Seller’s Assignment and Assumption of Leases substantially in the form attached as Exhibit J hereto (the “Assignment of Leases”), executed by Seller;

    (f)        To the extent not theretofore delivered to Buyer, the original Required Lease Estoppel Form;

    (g)        To the extent in Seller’s possession, originals or copies of the executed counterparts of all Leases, all Contracts, all Licenses and Permits, and all Warranties, assigned to Buyer, all of which documents may remain held at the Real Property and shall be transferred to Buyer by means of the transfer of possession of the Real Property hereunder;

    (h)        Counterparts of letters to parties under the Leases and the Contracts advising that same have been sold and assigned to Buyer;

    (i)         Evidence confirming the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Seller;

    (j)         To the extent required by the Title Company, an ALTA Statement in customary form required by the Title Company in order to issue the Title Policy required hereunder;

    (k)        An executed Affidavit in customary form, or a qualifying statement from the U.S. Treasury Department, that the transaction is exempt from the withholding tax requirement imposed by Section 1445A of the Internal Revenue Code and the rules and regulations promulgated thereunder (“Code”);

    (l)         All keys to the Improvements in Seller’s possession;

    (m)       Subject to Section 11.7 below, the Title Policy (or a “marked-up” title commitment as described in Section 4.1 above) issued by the Title Company;

    (n)        Any state, county and municipal transfer declarations or notices which are legally or customarily required to be executed by Seller to effectuate the conveyance and transfer of the Property contemplated hereby;

    (o)        Subject to Section 11.7 below, such other documents, instruments, certifications and confirmations as may be reasonably necessary or appropriate to comply with the provisions of this Agreement or as may be reasonably required and designated by the Title Company to fully effect and consummate the transactions contemplated hereby;

    (p)        Funds sufficient to pay any amounts required to be paid by Seller in accordance with the provisions of Article 10 (which funds may, at Seller’s election, be accounted for from the net Purchase Price proceeds being delivered by Buyer hereunder);

    (q)        A letter to Buyer’s auditor in substantially the form of Exhibit L attached hereto; and

    (r)         Without limiting the conditions set forth in Section 8.1, Seller shall execute and deliver, at Closing, a certificate, updating and reaffirming the representations and warranties of Seller contained in Section 6.1, effective as of the Closing Date; provided, however, Seller may, as part of such certificate, modify any of Seller’s representations and warranties contained in Section 6.1 of this Agreement, based on any changed facts or circumstances, in order to make the representations and warranties true and correct as of the Closing Date, provided, further, any claim that Buyer may have for any breach of the representations and warranties contained in such certificate shall be subject to the same limitations, survival periods and other terms and conditions as otherwise set forth in this Agreement relative to a breach of representations and warranties hereunder.

11.3      Buyer’s Deliveries.  On or before the Closing Date, Buyer shall deliver or cause to be delivered to Seller or to Escrowee the following documents, each of which shall be in form and substance reasonably acceptable to Seller:

(a)        Two (2) counterpart originals of the Assignment of Contracts referenced in Section 11.2(b) above, executed by Buyer;

(b)        Two (2) counterpart originals of the Assignment of Licenses and Permits and Warranties referenced in Section 11.2(c) above, executed by Buyer;

(c)        Two (2) counterpart originals of the Assignment of Leases referenced in Section 11.2(e) above, executed by Buyer;

(d)        Counterparts of letters to parties under the Leases and the Contracts advising that same have been sold and assigned to Buyer;

(e)        Evidence confirming the due authorization, execution and delivery of this Agreement and the documents to be executed in connection herewith by Buyer.

(f)        To the extent required by the Title Company, an ALTA Statement or other affidavit in customary form required by the Title Company in order to issue the Title Policy required hereunder;

(g)        The balance of the Purchase Price;

(h)        Any state, county and municipal transfer declarations or notices which are legally or customarily required to be executed by Buyer to effectuate the conveyance and transfer of the Property contemplated hereby;

(i)         Such other documents, instrument, certifications and confirmations as may be necessary or appropriate to comply with the provisions of this Agreement or as may be reasonably required and designated by Title Company to fully effect and consummate the transactions contemplated hereby;

(j)         Funds sufficient to pay all amounts required to be paid by Buyer in accordance with the provisions of Article 10; and

11.4      Concurrent Deliveries.  Seller and Buyer shall jointly deposit in the escrow or deliver to each other at or before Closing an agreed proration statement duly executed by the respective parties.

11.5      Concurrent Transactions.    All documents or other deliveries required to be made by Buyer or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Buyer and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

11.6        Type of Closing.  The parties agree that the transaction shall be closed through escrow by means of a so-called “New York Style Closing” (i.e., meaning a Closing which has, on the Closing Date, the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policy or “marked-up” title commitment as described herein and the payment of the Purchase Price). The parties shall provide any customary affidavits or undertakings to the Title Company necessary for the aforedescribed “New York Style” type of Closing to occur.

11.7        Title Insurance.  Seller agrees to use good faith, diligent efforts to cause the Title Company, at Closing, to issue (or irrevocably commit to issue) the Title Policy, in all material respects, as required under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, if, however, the Title Company fails or refuses to issue (or irrevocably commit to issue) said Title Policy at Closing, and provided that (i) Seller has utilized good faith, diligent efforts to cause Title Company to issue (or irrevocably commit to issue) such Title Policy, (ii) Seller has delivered all customary indemnifications and/or affidavits to the Title Company to enable the Title Company to issue (or irrevocably commit to issue) such Title Policy, (iii) the failure of the Title Company to issue (or irrevocably commit to issue) such Title Policy is not the result of any new title matter first arising from and after the date of the Title Commitment and arising from the acts or omissions of Seller in violation of the provisions of this Agreement, and (iv) the failure of the Title Company to issue (or irrevocably commit to issue) such Title Policy is not a result of any default of Seller hereunder (other than a default based on a failure of Seller to cause the Title Company to issue (or irrevocably commit to issue) such Title Policy otherwise required hereunder), then, notwithstanding anything contained in this Agreement to the contrary, the failure of the Title Company to issue (or irrevocably commit to issue) said Title Policy shall not be deemed a default by Seller hereunder, and, in lieu thereof, and as its sole recourse, Buyer may elect to either (1) terminate this Agreement, in which event the Earnest Money Deposit and any interest thereon net of investment charges shall be forthwith returned to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, all obligations of the parties hereunder shall terminate, and this Agreement shall otherwise have no further force and effect (other than those matters which expressly survive early termination of this Agreement), or (2) proceed to close the transactions contemplated hereby in accordance with the terms of this Agreement, whereupon Buyer shall accept such form of title insurance policies, if any, as the Title Company is then prepared to issue. Buyer’s failure to make either of the two elections described in the preceding sentence on or before the Closing Date shall be deemed an election of option (2) above.

ARTICLE 12

DEFAULT

12.1      Buyer Default.

(a)        Notwithstanding anything to the contrary contained in this Agreement, if, prior to Closing, Buyer is in default of this Agreement or in breach of any representation or warranty as and when made in this Agreement and Seller has knowledge thereof prior to Closing, then Seller shall deliver to Buyer written notice of such default or breach, which notice shall describe the nature of the default or breach and Buyer shall have a period of five (5) days to cure same (provided, however, that Buyer shall not be entitled to any such notice and opportunity to cure for any default under Articles 10, 11, 13 and Article 16). If such default or breach remains uncured beyond the five (5) day period described above, as applicable, or in the event of such default or breach where no such notice and cure period is permitted as provided above, then, except as provided below in this Section 12.1 and without limiting the other obligations and indemnities under this Agreement that expressly survive the termination of this Agreement, as Seller’s sole and exclusive remedy in lieu of all other legal or equitable remedies, Seller shall be entitled to (i) retain the Earnest Money Deposit and interest earned thereon (net of investment charges) as Seller’s liquidated damages, or (ii) waive the default at issue in writing and proceed to close the transaction contemplated by this Agreement in accordance with the other terms and provisions of this Agreement. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT AFFECT SELLER’S RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS UNDER SECTION 5.2 OF THIS AGREEMENT, NOR SELLER’S RIGHTS AND BUYER’S OBLIGATIONS UNDER ARTICLE 13 AND ARTICLE 16 BELOW AND UNDER THE CONFIDENTIALITY AGREEMENT DESCRIBED IN SECTION 16.1 BELOW. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. EACH PARTY HEREBY AGREES TO WAIVE ANY AND ALL RIGHTS WHATSOEVER TO CONTEST THE VALIDITY OF THE LIQUIDATED DAMAGE PROVISIONS FOR ANY REASON WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THAT SUCH PROVISION WAS UNREASONABLE UNDER CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT WAS MADE.

(b)        If Buyer is in default of this Agreement after Closing or if Seller obtains knowledge, after Closing, of any pre-Closing Buyer default or any breach of any representation or warranty as and when made in this Agreement, then, subject to the survival periods expressly set forth in this Agreement, Seller shall have the right, as its sole and exclusive remedy, to seek damages from Buyer on account thereof. In no event shall Buyer be liable for consequential, special or punitive damages (it being understood that any actual damages incurred by Seller on account of such default or breach by Buyer, to the extent arising from any third party claims against Seller, shall not be deemed “consequential, special or punitive damages” for purposes of the foregoing).

12.2      Seller Default.

(a)        If, prior to Closing, Seller is in default of this Agreement or in breach of any representation or warranty as and when made in this Agreement and Buyer has knowledge thereof prior to the Closing, then Buyer shall deliver to Seller written notice of such default or breach, which notice shall describe the nature of the default or breach, and Seller shall have a period of five (5) days to cure same. If such default or breach remains uncured beyond the five (5) day period described above (it being understood by the parties that, with respect to any breach of (x) a representation or warranty, so long as Seller’s curative actions result in the representation or warranty at issue then being true in “all material respects” [as defined below], then said breach shall be deemed cured for purposes hereof; and (y) a covenant, so long as Seller’s curative actions result in the breach of the covenant at issue then being “non-material” [as defined below], then said breach shall be deemed cured for purposes hereof), then Buyer may elect by written notice to Seller and as Buyer’s sole and exclusive remedy, in lieu of any and all other remedies at law or in equity to either: (i) to cancel this Agreement, in which event the Earnest Money Deposit and interest earned thereon (net of investment charges) shall be returned to Buyer, subject to the disbursement and payment release conditions set forth in Section 3.1, (ii) to notify Seller within thirty (30) days after the written notice of the breach that Buyer intends to enforce specific performance of this Agreement (an “Intent Notice”), and to thereafter bring suit to specifically enforce the provisions of this Agreement within forty-five (45) days after delivery of such Intent Notice (subject, however, in any event, to the provisions contained in Section 6.2 above), or (iii) waive the default at issue in writing and proceed to close the transaction contemplated by this Agreement in accordance with the other provisions of this Agreement. If Buyer does not notify Seller of its election on or before the scheduled Closing Date (or five (5) days after Buyer’s delivery of its notice of default, if earlier), Buyer shall be deemed to have elected option (iii) above. For purposes of this Section 12.2(a) the term (x) “all material respects” shall mean that any inaccuracy in such representation or warranty at issue (together with all other breaches of representations and warranties set forth in this Agreement, if any) will have an adverse monetary effect on the Property which does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00); and (y) “non-material” shall mean that any breach of the covenant at issue (together with all other breaches of covenants contained in this Agreement, if any) will have an adverse monetary effect on the Property which does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00).

(b)        In the event Seller is in default of this Agreement after Closing or if Buyer obtains knowledge, after Closing, of any pre-Closing Seller default or any breach of any representation or warranty as and when made in this Agreement, then, subject to the provisions of Section 6.2 above, and the survival periods expressly set forth in this Agreement, Buyer shall have the right, as its sole and exclusive remedy, to seek damages from Seller on account thereof. In no event shall Seller be liable for consequential, special or punitive damages (it being understood that any actual damages incurred by Buyer on account of such default or breach by Seller, to the extent arising from any third party claims against Buyer, shall not be deemed “consequential, special or punitive damages” for purposes of the foregoing).

ARTICLE 13

BROKERAGE

13.1      Brokerage.  Seller hereby represents and warrants to Buyer that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby other than CB Richard Ellis (“Seller’s Broker”). Seller agrees to pay a brokerage commission to Seller’s Broker pursuant to Seller’s written agreement with said Seller’s Broker. Seller hereby agrees to indemnify, defend and hold harmless Buyer for any claim for brokerage commission or finder’s fee asserted by any person, firm or corporation claiming to have been engaged by Seller. Buyer hereby represents and warrants to Seller that Buyer has not dealt with any broker or finder in respect to the transaction contemplated hereby other than Seller’s Broker. Buyer hereby agrees to indemnify, defend and hold harmless Seller for any claim for brokerage commission or finder’s fee asserted by any person, firm or corporation claiming to have been engaged by Buyer. The provisions of this Section 13.1 shall survive Closing for the longest period permitted by law.

ARTICLE 14

NOTICES

14.1      Notices.  Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally, or transmitted by email (pdf or comparable format) (provided that the original thereof shall thereafter be promptly sent by a nationally recognized overnight express courier), or sent by a nationally recognized overnight express courier, and shall be addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally, or one (1) business day after deposit with a nationally recognized overnight express courier, or immediately upon being sent by email transmission in accordance with the procedures described above. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

If to Seller:	Brookfield Real Estate Opportunity Fund 181 Bay Street Suite 300 Toronto ON M5J 2T3 Attention: Mr. Michael Speer Email: mspeer@brookfield.com
with a copy to:	DLA Piper LLP (US) 203 North LaSalle Street Suite 1900 Chicago, Illinois 60601 Attention: Edward S. Goldman, Esq. Email: Edward.goldman@dlapiper.com

If to Buyer:	Wells Real Estate Funds 6200 The Corners Parkway Norcross, GA 30092 Attn: Keith Willby Email: Keith.Willby@WellsREF.com

with a copy to:	Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Attn: Karyn E. Fulton, Esq. Email: kfulton@kelleydrye.com

ARTICLE 15

ADDITIONAL COVENANTS

15.1      Entire Agreement, Amendments and Waivers.    This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby. This Agreement supersedes any and all prior written or oral agreements and understandings (including, without limitation, letters of intent) between the parties relating to the subject matter of this Agreement.

15.2      Further Assurances.    The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

15.3      Successors and Assigns.    Subject to the provisions of Section 15.8 below, all agreements, obligations and indemnities of the parties shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

15.4      No Third Party Benefits.  This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder. No memorandum of contract or other instrument of notice of this Agreement or any of the rights herein shall be recorded by either party against the Property.

15.5      Interpretation.    The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday (in the United States or in Toronto, Canada), such time for performance shall be extended to the next business day. Otherwise all references herein to “days” shall mean calendar days. Time is of the essence of this Agreement. All references to funds or sums of money shall be in US dollars. The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. For purposes of this Agreement, any signature transmitted by facsimile or e-mail (in pdf. format) shall have the same binding effect as any original signature.

15.6      Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.7      Attorneys’ Fees.  In any action or proceeding involving this Agreement or the contents hereof, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable costs and expenses in such action or proceeding, including reasonable attorneys’ fees.

15.8      Assignment.  Buyer shall not assign or transfer this Agreement, or any interest herein, to any other person or entity, without first having obtained the prior written consent of Seller; provided, however, that without limiting the provisions of this Section 15.8 below, Seller’s consent shall not be required for an assignment of this Agreement to a “Buyer Affiliate” (as hereinafter defined). In the event of any permitted assignment of this Agreement or any interest herein (including, without limitation, any assignment to a Buyer Affiliate), the assigning party shall remain jointly and severally responsible with the assignee for all of its obligations and liabilities set forth in this Agreement and in any of the documents entered into in connection with the consummation of the transaction contemplated by this Agreement, and such assignment shall not be deemed to release the assigning party, in any respect, from any such obligations and liabilities. As used in this Section 15.8, the term (i) “Buyer Affiliate” shall mean any entity which (a) results from a merger or consolidation with Buyer, or (b) acquires all or substantially all of the assets of the Buyer for a purpose other than to circumvent the provisions of this Section 15.8, or (c) is controlled by, controls or is under common control with the Buyer, and (ii) “control” shall mean the power, through ownership interests, to directly cause the direction or management or policies of Buyer.

ARTICLE 16

CONFIDENTIALITY

16.1      Confidentiality.  Prior to Closing (as it relates specifically to the Property) and at any time (as it relates specifically to Seller or its affiliates or the terms of the transaction contemplated hereby), any and all information regarding the Property or regarding Seller or its affiliates which is provided or made available to Buyer by Seller or by its agents, or any other information obtained by Buyer regarding the Property or the Seller or its affiliates in the course of Buyer’s Inspections or other due diligence investigations hereunder, or any information regarding the terms of the transaction contemplated hereby, in each case to the extent not generally available to the public (herein, the “Confidential Materials”), shall be maintained by Buyer and each of Buyer’s Representatives and Buyer’s officers, directors, partners, principals, members, employees, agents, contractors, attorneys, accountants and consultants in strict confidence, to be used solely in connection with evaluating the transaction contemplated hereby, and shall not be disclosed to any other third parties without the prior written consent of Seller. Buyer acknowledges and agrees that any breach or threatened breach of this confidentiality provision would cause irreparable harm to Seller which may not be adequately remedied by monetary damages and that, as a result, Seller may, in such event, in addition to any other rights or remedies available hereunder or at law or in equity, seek an injunction enjoining any disclosure of the Confidential Materials. This obligation of confidentiality shall not apply to disclosures compelled by law (including to make any required SEC, New York Stock Exchange or other securities market filings), any order of a court of competent jurisdiction or by a lawful, proper subpoena, in which event Buyer shall immediately notify Seller of the circumstances purporting to require such disclosure and shall refrain from such disclosure for the maximum period of time allowed by law so that Seller may take such actions as it may deem appropriate to protect the Confidential Materials being sought. Buyer shall make all parties having access to the Confidential Materials aware of their obligation of confidentiality described in this Section 16.1 and shall bind such parties to similar obligations of confidentiality. The terms of this Section 16.1 shall expressly survive the early termination of this Agreement for the longest period provided by law. If this Agreement is terminated for any reason prior to the Closing of the transaction contemplated hereby, then, upon the request of Seller, Buyer shall immediately return to Seller all Confidential Materials (including all copies thereof) which are in the possession of Buyer or any of Buyer’s Representatives. Nothing contained in this Section 16.1 shall limit the parties rights and obligations under that certain Purchaser’s Confidentiality Agreement heretofore entered into on behalf of Seller and Buyer (the “Confidentiality Agreement”), a copy of which Confidentiality Agreement is attached hereto as Exhibit K. Nothing in this Section 16.1 shall prohibit or restrict Buyer’s ability to issue a press release following the Closing, reporting the acquisition of the Property, so long as such press release does not contain any reference to the Purchase Price or other economic terms hereof and is otherwise in form and content reasonably approved, in advance, by the Seller.

ARTICLE 17

EXCHANGE PROVISIONS

17.1      Tax Free Exchange.    If either Party (the “Notifying Party”) notifies the other Party (the “Other Party”) not less than five (5) business days prior to the Closing Date that the Notifying Party wishes to attempt to effectuate a “tax-free” exchange pursuant to Section 1031 of the Internal Revenue Code in connection with the transaction contemplated in this Agreement, the Other Party shall cooperate with the Notifying Party (including, without limitation, executing applicable documents), at no cost, expense, or liability to the Other Party, in the Notifying Party’s attempt to effectuate such exchange, but the Other Party makes no representations to the Notifying Party that any such exchange shall be treated as “tax-free” by the Internal Revenue Service. The Notifying Party agrees to indemnify the Other Party from all liability with respect to any action which the Notifying Party requests the Other Party to take pursuant to this Section 17 and to reimburse the Other Party for all fees, costs, and expenses (including reasonable attorney’s fees) incurred by the Other Party as a result of the Notifying Party’s election to participate in a Section 1031 exchange. The Other Party shall not be required to hold title to any real estate or other assets in order to cooperate with the Notifying Party’s Section 1031 exchange. The provisions of this Section 17 shall survive Closing.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By: /s/ Steven Ganeless
Name: Steven Ganeless
Its: President

BUYER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

By: /s/ Randall D. Fretz
Name: Randall D. Fretz
Its: Sr. Vice President

JOINDER

BREOF BNK3 LP, a Delaware limited partnership, hereby joins in the foregoing Agreement solely for the purpose of binding itself, on a joint and several basis with Seller, for Seller’s obligations under Section 6.2 of said Agreement, subject, in any case, to all terms and limitations and survival periods set forth in the Agreement relative thereto.

BREOF BNK3 LP,
a Delaware limited partnership

By:	BREOF US Managing Member II LLC, a Delaware limited liability company, its general partner

By: /s/ Steven H. Ganeless
	Name:	Steven H. Ganeless
	Title:	President

Date:	August 5, 2010

EXHIBIT A

LEGAL DESCRIPTION OF LAND

Lot 3 of Royal Ridge Carr, Phase 2, Second Revision, an addition to the City of Irving, Dallas County, Texas, according to the replat thereof recorded as Document No. 200600009070, Map Records, Dallas County, Texas

A-1

EXHIBIT B

EXCLUDED ITEMS OF TANGIBLE PERSONAL PROPERTY

None

B-1

EXHIBIT C

LIST OF CONTRACTS

None

C-1

EXHIBIT D

LIST OF VIOLATIONS

None

D-1

EXHIBIT E

LIST OF LITIGATION

None

E-1

EXHIBIT F

LIST OF LEASES

Agreement of Office Lease dated February 9, 2010 by and between BREOF BNK3A Royal Ridge LP, as landlord, and JPMorgan Chase Bank, National Association, as tenant

F-1

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made and entered into as of                                         , 2010, by and between BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership (“Assignor”), and                                                              , a                                                               (“Assignee”).

Recitals

A.        Assignor, as seller, and Assignee, as buyer, entered into that certain Agreement of Purchase and Sale dated as of                             , 2010 (the “Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to acquire from Assignor, among other things, Assignor’s interest in the property commonly known as 3929 W. John Carpenter Freeway, Irving, Texas 75063 and legally described on Exhibit A attached hereto (the “Property”).

B.    As part of the acquisition transaction contemplated by the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume, any and all rights and responsibilities under the Contracts (as such term is defined in the Agreement), a schedule of which is attached hereto as Exhibit B and incorporated herein by this reference (herein, the “Contracts”), without any obligation of Assignor to pay any fee to, or obtain any consent from, any third party.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.        Transfer and Assignment by Assignor.    Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest in and under the Contracts, if any, without any obligation of Assignor to pay any fee to, or to obtain any consent from, any third party.

2.        Assumption by Assignee.    Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of the duties, obligations, liabilities, commitments and covenants of Assignor accruing from and after the date hereof with respect to or arising under each of the Contracts.

3.        Indemnification by Assignor.    Assignor hereby agrees to indemnify, defend and hold harmless Assignee, and its partners, officers, directors, members, shareholders, affiliates, managers, employees and agents, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to the breach by Assignor of any of the obligations, terms or covenants of Assignor under or pursuant to the Contracts, which obligations, terms or covenants accrued prior to the date hereof; provided, however, that based on the terms of Section 6.5 of the Agreement, Assignor shall have no obligation hereunder to so indemnify, defend or hold harmless the aforementioned parties with respect to breaches by Assignor of obligations, terms or covenants under or pursuant to the Contracts that relate to the physical or environmental condition of the Property, regardless of whether such obligations, terms or covenants arose or accrued (or arise or accrue) prior to, on or after Closing and regardless of whether such conditions exist or come into existence prior to, on or after Closing. The indemnification obligation contained in this Section 3 shall be subject to the limitations on liabilities and other provisions contained in the Agreement relating to the Assignor’s liability.

4.        Indemnification by Assignee.    Assignee hereby agrees to indemnify, defend and hold harmless Assignor, and its partners, officers, directors, members, shareholders, affiliates, managers, employees and agents, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to (i) the breach by Assignee of those obligations, terms or covenants under or pursuant to the Contracts which relate to the physical or environmental condition of the Property, irrespective of whether same arose or accrued (or arises or accrues) prior to, on or after the Closing, and (ii) the breach by Assignee of any of the other obligations, terms or covenants of Assignor under or pursuant to the Contracts, which other obligations, terms or covenants accrue from and after the date hereof. The indemnification obligation contained in this Section 4 shall be subject to all applicable limitations on liabilities and other provisions contained in the Agreement relating to Assignee’s liability.

5.        Further Assurances.    The parties hereto covenant and agree to execute such further instruments and take such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Assignment and the transactions contemplated herein.

6.        Survival of Provisions.    The covenants and obligations contained in this Assignment shall survive the consummation of the closing of the transactions contemplated by the Agreement and this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.        Attorneys’ Fees and Costs.    If either party commences an action for the judicial interpretation, reformation, enforcement or rescission hereof, the prevailing party will be entitled to a judgment against the other party for an amount equal to reasonable attorneys’ fees and court and other costs incurred.

8.        Governing Law.    This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

9.        Counterparts.    This Assignment may be executed in counterparts which, when integrated, shall constitute one original of this Assignment.

10.      Conflict.    In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations on liability expressly set forth in the Agreement shall apply to this Assignment and the liabilities of the parties hereunder.

11.        No Representation.    Except as expressly set forth in the Agreement, it is hereby acknowledged that Assignor makes no representation or warranty of any kind or nature relative to the Contracts being assigned hereunder, including, without limitation, any representation or warranty regarding Assignor’s title or other interest therein or Assignor’s right to assign or transfer the same. Without limitation of any representations or warranties expressly set forth in the Agreement, this Assignment constitutes a quitclaim assignment only, and is intended to assign and transfer only such rights which Assignor may have, if any, with respect to the Contracts.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers on the date first written above.

ASSIGNOR:		ASSIGNEE:

BREOF BNK3A ROYAL RIDGE LP, a		,
Delaware limited partnership		a

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner	By: Name: Title:

By:
Name:
Its:

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

SCHEDULE OF PROPERTY CONTRACTS

EXHIBIT H

ASSIGNMENT AND ASSUMPTION OF

LICENSES AND PERMITS AND WARRANTIES

THIS ASSIGNMENT AND ASSUMPTION OF LICENSES AND PERMITS AND WARRANTIES (this “Assignment”) is made and entered into as of                                         , 2010, by and between BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership (“Assignor”), and                                                              , a                                                               (“Assignee”).

Recitals

A.        Assignor, as seller, and Assignee, as buyer, entered into that certain Agreement of Purchase and Sale dated as of                             , 2010 (the “Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to acquire from Assignor, among other things, Assignor’s interest in the property commonly known as 3929 W. John Carpenter Freeway, Irving, Texas 75063 and legally described on Exhibit A attached hereto (the “Property”).

B.        As part of the acquisition transaction contemplated by the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume, any and all of Assignor’s right, title and interest to the Licenses and Permits and the Warranties (as such terms are defined in the Agreement, which definitions are restated on Exhibit B attached hereto and incorporated herein by this reference), without any obligation of Assignor to pay any fee to, or to obtain any consent from, any third party.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.        Transfer and Assignment by Assignor.    Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest in and under the Licenses and Permits and the Warranties, if any, without any obligation of Assignor to pay any fee to, or to obtain any consent from, any third party.

2.        Assumption by Assignee.    Assignee hereby accepts the foregoing assignment and assumes and agrees to perform any and all of the duties, obligations, liabilities, commitments and covenants of Assignor accruing from and after the date hereof with respect to or arising under each of the Licenses and Permits and the Warranties.

3.        Indemnification by Assignee.    Assignee hereby agrees to indemnify, defend and hold harmless Assignor, and its partners, officers, directors, members, shareholders, affiliates, employees, managers and agents, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees), if any, arising out of or relating to (i) the breach by Assignee of those obligations, terms or covenants under or pursuant to the Licenses and Permits and Warranties assigned hereunder which relate to the physical or environmental condition of the Property, irrespective of whether same arose or accrued (or arises or accrues) prior to, on or after the Closing, and (ii) the breach by Assignee of any of the other obligations, terms or covenants of Assignor under or pursuant to the Licenses and Permits and the Warranties, which other obligations, terms or covenants accrue from and after the date hereof. The indemnification obligation contained in this Section 3 shall be subject to all applicable limitations on liabilities and other provisions contained in the Agreement relating to Assignee’s liability.

4.        Further Assurances.    The parties hereto covenant and agree to execute such further instruments and take such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Assignment and the transactions contemplated herein.

5.        Survival of Provisions.    The covenants and obligations contained in this Assignment shall survive the consummation of the closing of the transactions contemplated by the Agreement and this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.        Attorneys’ Fees and Costs.    If either party commences an action for the judicial interpretation, reformation, enforcement or rescission hereof, the prevailing party will be entitled to a judgment against the other party for an amount equal to reasonable attorneys’ fees and court and other costs incurred.

7.        Governing Law.    This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

8.        Counterparts.    This Assignment may be executed in counterparts which, when integrated, shall constitute one original of this Assignment.

9.        Conflict.    In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations on liability expressly set forth in the Agreement shall apply to this Assignment and the liabilities of the parties hereunder.

10.      No Representation.    Except as expressly set forth in the Agreement, it is hereby acknowledged that Assignor makes no representation or warranty of any kind or nature relative to the Licenses and Permits and the Warranties being assigned hereunder, including, without limitation, any representation or warranty regarding Assignor’s title or other interest therein or Assignor’s right to assign or transfer the same. Without limitation of any representations or warranties expressly set forth in the Agreement, this Assignment constitutes a quitclaim assignment only, and is intended to assign and transfer only such rights which Assignor may have, if any, with respect to the Licenses and Permits and the Warranties.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers on the date first written above.

ASSIGNOR:		ASSIGNEE:

BREOF BNK3A ROYAL RIDGE LP, a		,
Delaware limited partnership		a

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner	By: Name: Title:

By:
Name:
Its:

EXHIBIT A TO

ASSIGNMENT AND ASSUMPTION OF LICENSES

AND PERMITS AND WARRANTIES

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B TO

ASSIGNMENT AND ASSUMPTION OF

LICENSES AND PERMITS AND WARRANTIES

DEFINITIONS

Licenses and Permits.    All licenses, permits, franchises, certifications, authorizations, approvals, certificates of occupancy and entitlements issued, approved or granted by any governmental authority or body having jurisdiction over the “Property” (as defined in the Agreement) and used in connection with the operation, ownership or maintenance of the “Property” (as defined in the Agreement) or any part thereof.

Warranties.    All guarantees and warranties of contractors, materialmen, manufacturers, mechanics or suppliers who have been engaged by Assignor, as seller, or any of its agents to furnish labor, materials, equipment or supplies to all or any portion of the “Property” (as defined in the Agreement).

EXHIBIT I

BILL OF SALE

THIS BILL OF SALE is made by the undersigned, BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), in favor of and to                                                              , a                                                               (“Buyer”).

WHEREAS, Seller, as seller, and Buyer, as buyer, entered into that certain Agreement of Purchase and Sale dated as of                             , 2010 (the “Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to acquire from Seller, among other things, Seller’s interest in the property commonly known as 3929 W. John Carpenter Freeway, Irving, Texas 75063 and legally described on Exhibit A attached hereto (the “Property”), including Seller’s interest in certain real and personal property related thereto;

WHEREAS, as part of the acquisition transaction contemplated by the Agreement, Seller is to sell, convey, and transfer to Buyer, by bill of sale, the Tangible Personal Property (as defined in the Agreement) and the Intangible Personal Property (as defined in the Agreement).

NOW, THEREFORE, pursuant to the Agreement, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller by these presents does GIVE, GRANT, CONVEY, ASSIGN, TRANSFER, BARGAIN, SELL, REMISE, RELEASE, ALIENATE, SET OVER, and CONFIRM, unto Buyer, its successors and assigns, forever, as an entirety, all of Seller’s right, title, and interest, if any, in and to (a) the Tangible Personal Property (as defined in the Agreement); and (b) the Intangible Personal Property (as defined in the Agreement).

Seller makes no representations or warranties whatsoever, regarding said Tangible Personal Property or the Intangible Personal Property, including, without limitation, any representations or warranties related to title, quality, merchantability or fitness for a particular purpose.

In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations on liability expressly set forth in the Agreement shall apply to this Bill of Sale and the liabilities of Seller hereunder.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized officer this                      day of                                         , 2010.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Its:

EXHIBIT A TO BILL OF SALE

LEGAL DESCRIPTION

EXHIBIT J

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of                                         , 2010, by and between BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership (“Assignor”), and                                                                      , a                                                                       (“Assignee”).

Recitals

A.        Assignor, as seller, and Assignee, as buyer, entered into that certain Agreement of Purchase and Sale dated as of                             , 2010 (the “Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to acquire from Assignor, among other things, Assignor’s interest in the property commonly known as 3929 W. John Carpenter Freeway, Irving, Texas 75063 and legally described on Exhibit A attached hereto (the “Property”), including Assignor’s interest in certain leases related thereto.

B.        As part of the acquisition transaction contemplated by the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume, Assignor’s interest as landlord (together with all rights and obligations relating thereto) under the Leases (as defined in the Agreement), a schedule of which Leases is attached hereto as Exhibit B and incorporated herein by this reference (herein, the “Leases”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.        Transfer and Assignment by Assignor.    Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest, in, to and under the Leases.

2.        Assumption by Assignee.    Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of the duties, obligations, liabilities, commitments and covenants of Assignor, accruing from and after the date hereof with respect to or arising under each of the Leases.

3.        Indemnification by Assignor.    Assignor hereby agrees to indemnify, defend and hold harmless Assignee, and its partners, directors, members, shareholders, affiliates, managers, employees and agents, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to the breach by Assignor of any of the obligations, terms or covenants of Assignor, under or pursuant to the Leases, which obligations, terms or covenants accrued prior to the date hereof; provided, however, that based on the terms of Section 6.5 of the Agreement, Assignor shall have no obligation hereunder to so indemnify, defend or hold harmless the aforementioned parties with respect to breaches by Assignor of obligations, terms or covenants under or pursuant to the Leases that relate to the physical or environmental condition of the Property, regardless of whether such obligations, terms or covenants arose or accrued (or arise or accrue) prior to, on or after Closing and regardless of whether such conditions exist or come into existence prior to, on or after Closing. The indemnification obligation contained in this Section 3 shall be subject to the limitations on liabilities and other provisions contained in the Agreement relating to the Assignor’s liability.

4.        Indemnification by Assignee.    Assignee hereby agrees to indemnify, defend and hold harmless Assignor, and its partners, officers, directors, members, shareholders, affiliates, managers, employees and agents, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to (i) the breach by Assignee of those obligations, terms or covenants under or pursuant to the Leases which relate to the physical or environmental condition of the Property, irrespective of whether same arose or accrued (or arises or accrues) prior to, on or after the Closing, and (ii) the breach by Assignee of any of the other obligations, terms or covenants of Assignor, under or pursuant to the Leases, which other obligations, terms or covenants accrue from and after the date hereof. The indemnification obligation contained in this Section 4 shall be subject to all applicable limitations on liabilities and other provisions contained in the Agreement relating to Assignee’s liability.

5.        Further Assurances.    The parties hereto covenant and agree to execute such further instruments and take such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Assignment and the transactions contemplated herein.

6.        Survival of Provisions.    The covenants and obligations contained in this Assignment shall survive the consummation of the closing of the transactions contemplated by the Agreement and this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.        Attorneys’ Fees and Costs.    If either party commences an action for the judicial interpretation, reformation, enforcement or rescission hereof, the prevailing party will be entitled to a judgment against the other party for an amount equal to reasonable attorneys’ fees and court and other costs incurred.

8.        Governing Law.    This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

9.        Counterparts.    This Assignment may be executed in counterparts which, when integrated, shall constitute one original of this Assignment.

10.      Conflict.    In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations on liability expressly set forth in the Agreement shall apply to this Assignment and the liabilities of the parties hereunder.

11.      No Representation.    Except as expressly set forth in the Agreement, it is hereby acknowledged that Assignor makes no representation or warranty of any kind or nature relative to the Leases, including, without limitation, any representation or warranty regarding Assignor’s interest therein or Assignor’s right to assign or transfer the same. Without limitation of any representations or warranties expressly set forth in the Agreement, this Assignment constitutes a quitclaim assignment only, and is intended to assign and transfer only such rights which Assignor may have, if any, with respect to the Leases.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers on the date first written above.

ASSIGNOR:		ASSIGNEE:

BREOF BNK3A ROYAL RIDGE LP, a		,
Delaware limited partnership		a

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner	By: Name: Title:

By:
Name:
Its:

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES

SCHEDULE OF LEASES

EXHIBIT K

CONFIDENTIALITY AGREEMENT

    Hifler, Mary Anne @ Dallas

From:	maryanne.hifler@cbre.com
Sent:	Tuesday, May 11, 2010 4:00 PM
To:	Hifler, Mary Anne @ Dallas
Subject:	CBRE Marketplace - Confidentiality Agreement Signed and Automatically Approved for Royal Ridge V

*** Automated Notification From CBRE Marketplace***

Lou Davis has signed the confidentiality agreement and was automatically approved to Stage 1 for the listing Royal Ridge V at:

3929 West John Carpenter Freeway

Irving, TX 75063

Lou Davis

Acquisitions Associate

Wells Real Estate Funds

6200 The Corners Parkway

Norcross, GA 30092

Phone: 1-770-243-8264

Fax: 1-770-243-8510

Email: lou.davis@wellsref.com

Investor

Lou Davis received an automated email containing the URL for Royal Ridge V, but did not include login and password information.

This e-mail was automatically generated by the CBRE Marketplace System. Please do not reply to this e-mail. For questions about this information, please contact Marketplace support at HelpDesk@cbre.com or 877.435.7547.

5/11/2010

K-1

Royal Ridge V

CONFIDENTIALITY AGREEMENT

We understand that your organization (the “Company”) is interested in pursuing the acquisition of the above referenced property (the “Acquisition”) involving Owner (collectively the “Owner”). To assist you in your evaluation of a potential acquisition of that certain property currently managed or controlled by Owner, we will provide you with certain information concerning the acquisition. As a condition to furnishing you with such information, Company agrees to treat confidentially such information and any other information (collectively the “Evaluation Material”) which Owner, its affiliates, partners, lenders, employees, agents, attorneys, accountants, advisors or references (collectively the “Representatives”) furnish to your Company. The term Evaluation Material will also include any analysis, compilations, studies or other documents prepared by Company or Company’s Representatives containing, or based in whole or in part on, any information furnished by Owner.

Company agrees that the Evaluation Material will be kept confidential by it and its Representatives and shall not, except as hereinafter provided, without the prior written consent of Owner, be disclosed by it or its Representatives other than for the purpose of evaluating the Acquisition. Moreover, Company further agrees to transmit Evaluation Material only to those of its Representatives who need such information for the purpose of evaluating the Acquisition and who shall (i) be advised by Company of this letter agreement (the “Agreement”) and (ii) agree with Company to be bound by the provisions hereof. Company shall be responsible for any breach of this Agreement by its Representatives.

In the event that the acquisition is not affected after Company has been furnished with Evaluation Material, Company will promptly deliver to Owner the Evaluation Material and all copies thereof, except for the portion of compilations, studies or other documents prepared by Company or its Representatives, without retaining any copy thereof. That portion of the Evaluation Material which consists of analysis, compilations, studies or other documents prepared by Company or its Representatives will be held by it and kept confidential and subject to the terms of this agreement, or destroyed at the request of Owner. Such destruction will be confirmed by Owner.

The term Evaluation Material does not include information which (i) becomes generally available to the public other than as a result of disclosure by Company or its Representatives, (ii) was available to Company on a non-confidential basis prior to its disclosure to Company by Owner or its Representatives; provided, however, that such source is not bound by a confidentiality agreement with Owner or its Representative.

Although Company understands that Owners has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purposes of Company’s investigation, Company further understands that except as may otherwise be agreed in writing, Owner does not make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Company agrees that neither Owner nor its Representatives under this agreement for any cause whatsoever.

This agreement shall be governed and construed in accordance with the laws of the State of Texas, may not be changed, waived or terminated orally and shall be binding upon the parties and their successors or assigns.

The company confirms the understanding that any agreements between the Company and Owner concerning the Acquisition will exist only when such agreement is in writing and duly executed by the parties thereto.

AGREED TO AND ACCEPTED BY: (Please Print Clearly)
COMPANY:
Address:

City, ST, Zip:
Phone:
Fax:
E-Mail:
Please provide to receive important updates about this offering.
By:
Title:
Date:
Signature:
(If applicable)
Any fees to Purchaser’s Broker are to be paid by Purchaser. CB Richard Ellis shall not be responsible for any commission or fees to Purchaser’s Broker.
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CB Richard Ellis	Exclusive Marketing Advisors:		PLEASE EXECUTE AND RETURN TO
5430 LBJ Freeway Suite 1100 Dallas, TX 75240 cbre.com/igdallas-houston	Gary Carr Russell Ingrum Jack Fraker Josh McArtor	972.458.4809 713.787.1969 972.458.4830 972.458.4935	Mary Anne Hifler Phone 972-458-5226 Fax 972-458-4866 Email: Maryanne.hifler@cbre.com

K-2

EXHIBIT L

LETTER TO BUYER’S AUDITOR

L-1

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (the “Amendment”), is made and entered into as of the 7th day of September, 2010, by and between BREOF BNK3 ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), and Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of August 5, 2010 (the “Agreement”), and now wish to amend the Agreement to extend the Contingency Period on the terms hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

1.        Definitions. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.

2.        Extension of Contingency Period. Section 1.1(g) is deleted in its entirety and replaced with the following:

“Contingency Period. The period beginning on the Contract Date (defined below) and ending at 5:00 p.m., Central Time, on September 14, 2010.”

3.        Ratification. In all other respects, except as modified hereby, the Agreement remains unmodified and in full force and effect.

4.        Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By: /s/ Michael Speer
Name: Michael Speer
Title: ASO

BUYER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”), is made and entered into as of the 14th day of September, 2010, by and between BREOF BNK3 ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), and Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of August 5, 2010, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 7, 2010 (as amended, the “Agreement”), and now wish to amend the Agreement to extend the Contingency Period on the terms hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

1.        Definitions. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.

2.        Extension of Contingency Period. Section 1.1(g) is deleted in its entirety and replaced with the following:

“Contingency Period. The period beginning on the Contract Date (defined below) and ending at 5:00 p.m., Central Time, on September 21, 2010.”

3.        Ratification. In all other respects, except as modified hereby, the Agreement remains unmodified and in full force and effect.

4.        Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written above.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By: /s/ Michael Speer
Name: Michael Speer
Title: ASO

BUYER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”), is made and entered into as of the  21  day of September, 2010, by and between BREOF BNK3 ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), and Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of August 5, 2010, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 7, 2010 and that certain Second Amendment to Agreement of Purchase and Sale dated as of September 14, 2010 (as amended, the “Agreement”), and now wish to amend the Agreement to extend the Contingency Period on the terms hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

1.        Definitions. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.

2.        Extension of Contingency Period. Section 1.1(g) is deleted in its entirety and replaced with the following:

“Contingency Period. The period beginning on the Contract Date (defined below) and ending at 5:00 p.m., Central Time, on September 28, 2010.”

3.        Ratification. In all other respects, except as modified hereby, the Agreement remains unmodified and in full force and effect.

4.        Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written above.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By: /s/ Seamus Foran
Name: Seamus Foran
Title: ASO

BUYER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

By: /s/ Randall D. Fretz
Name: Randall D. Fretz
Title: Sr. Vice President

FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”), is made and entered into as of the  28  day of September, 2010, by and between BREOF BNK3 ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), and Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of August 5, 2010, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 7, 2010, that certain Second Amendment to Agreement of Purchase and Sale dated as of September 14, 2010 and that certain Third Amendment to Agreement of Purchase and Sale dated as of September 21, 2010 (as amended, the “Agreement”), and now wish to amend the Agreement to extend the Contingency Period on the terms hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

1.        Definitions.  Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.

2.        Extension of Contingency Period.  Section 1.1(g) is deleted in its entirety and replaced with the following:

“Contingency Period.    The period beginning on the Contract Date (defined below) and ending at 5:00 p.m., Central Time, on October 1, 2010.”

3.        Ratification.    In all other respects, except as modified hereby, the Agreement remains unmodified and in full force and effect.

4.        Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written above.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By: /s/ Michael Speer
Name: Michael Speer
Title: ASO

BUYER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”), is made and entered into as of the 1st day of October, 2010, by and between BREOF BNK3 ROYAL RIDGE LP, a Delaware limited partnership (“Seller”), and WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of August 5, 2010, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 7, 2010, that certain Second Amendment to Agreement of Purchase and Sale dated as of September 14, 2010, that certain Third Amendment to Agreement of Purchase and Sale dated as of September 21, 2010 and that certain Fourth Amendment to Agreement of Purchase and Sale dated as of September 28, 2010 (as amended, the “Agreement”), and now wish to amend the Agreement on the terms hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

1.      Definitions.  Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.

2.      Reduction of Purchase Price.  Seller and Buyer have agreed to reduce the Purchase Price under the Agreement to address (i) Buyer’s obligations that may arise after the Closing with respect to that certain Option Agreement between Carr Texas OP, L.P. and Washington Mutual Bank as evidenced by that certain Memorandum of Option Agreement dated June 23, 2005 and recorded June 27, 2005 in Volume 2005124, Page 9019 in the official records of Dallas County, Texas, and (ii) certain base year adjustments relating to JPMorgan Lease. Accordingly, Section 1.1(cc) is deleted in its entirety and replaced with the following:

“Purchase Price.  Eighteen Million One Hundred Thirty-Four Thousand Five Hundred Eighty-Eight and No/100 Dollars ($18,134,588.00), plus or minus prorations as described in this Agreement.”

3.      Window Escrow.

(a)    The following shall be added as a new Section 7.1(d) of the Agreement:

“Window Work.    Prior to the Closing, Seller shall complete certain window repair work and replacement of materials as generally described on Exhibit M attached hereto and made a part hereof (the “Window Work”) and Buyer shall have the right from time to time to inspect and approve the same in its sole discretion. In the event Buyer does not approve the Window Work prior to the Closing Date, then at Closing,

Buyer shall withhold the amount of Five Thousand and No/100 Dollars ($5,000.00) (the “Holdback Amount”) from the Purchase Price to be paid at Closing to secure Seller’s obligation to complete the Window Work to Buyer’s satisfaction on or before November 5, 2010 (the “Outside Window Completion Date”). If Seller completes the Window Work to Buyer’s satisfaction on prior to the Outside Window Completion Date, Buyer shall disburse the Holdback Amount to Seller within two (2) business days after Buyer’s approval of the Window Work. If Seller fails to complete the Window Work by the Outside Window Completion Date, then Buyer may retain and use the Holdback Amount to complete the Window Work and shall disburse any excess funds to Seller. This Section 7.1(d) shall survive the Closing.”

(b)    The Window Work description attached hereto as Exhibit A shall be included and attached as Exhibit M to the Agreement.

4.      Ratification.    In all other respects, except as modified hereby, the Agreement remains unmodified and in full force and effect.

5.      Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written above.

SELLER:

BREOF BNK3A ROYAL RIDGE LP, a Delaware limited partnership

By:	BREOF BNK3A GP LLC, a Delaware limited liability company, its general partner

By: /s/ Michael Speer
Name: Michael Speer
Title: ASO

BUYER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

EXHIBIT A

Window Work

See attached.

WORK PROPOSAL

TO:	CB Richard Ellis	DATE: September 30, 2010
3929 John Carpenter Frwy
	Irving, Tx 75063	PROJECT: Chase Bank-Royal Ridge

ATTENTION: Sarah Gilman		PROPOSAL REQUEST NO:

DESCRIPTION OF CHANGE:

1) Furnish and install Anti-Walk blocks in 128 windows. All 128 windows will be adjusted as necessary to within manufacturer’s industry standards to align with the rubber gasket (vertically and horizontally). OCMG is not responsible for replacing any glass that is rejected due to not meeting these standards. Should any additional windows need adjustment OCMG will adjust at the cost agreed upon per window.

Should this proposed change be accepted, it is understood that the terms and conditions of the subcontract agreement shall apply to this change unless noted otherwise. No proposed change work will be performed without fully executed changed order.

Submitted by:

OAK CLIFF MIRROR & GLASS CO., INC.

Project Manager

• CURTAIN WALL    • WINDOW WALL

• STORE FRONT